Exhibit 10.1
EXECUTION VERSION

TERM LOAN AGREEMENT

dated as of March 27, 2020

among

TYSON FOODS, INC.,
as Borrower

The Lenders From Time to Time Party Hereto,

and

MORGAN STANLEY SENIOR FUNDING, INC.,
as Administrative Agent

_________________________

MORGAN STANLEY SENIOR FUNDING, INC.,
BOFA SECURITIES, INC.
and
COBANK, ACB
as Joint Lead Arrangers and Joint Bookrunners

Exhibit 10.1
i

Exhibit 10.1
ii

Exhibit 10.1

Article IX	Miscellaneous	76
SECTION 9.01.	Notices	76
SECTION 9.02.	Waivers; Amendments	78
SECTION 9.03.	Expenses; Indemnity; Damage Waiver	80
SECTION 9.04.	Successors and Assigns	82
SECTION 9.05.	Survival	86
SECTION 9.06.	Counterparts; Integration; Effectiveness; Electronic Execution	87
SECTION 9.07.	Severability	87
SECTION 9.08.	Right of Setoff	87
SECTION 9.09.	Governing Law; Jurisdiction; Venue; Consent to Service of Process	87
SECTION 9.10.	WAIVER OF JURY TRIAL	88
SECTION 9.11.	Headings	88
SECTION 9.12.	Confidentiality	89
SECTION 9.13.	USA PATRIOT Act	90
SECTION 9.14.	No Fiduciary Relationship	90
SECTION 9.15.	Interest Rate Limitation	90
SECTION 9.16.	Release of Guarantees	90
SECTION 9.17.	Acknowledgement and Consent to Bail-In of EEA Financial Institutions	91

SCHEDULES:
Schedule 1.01 – Commitment Schedule
Schedule 3.06 – Disclosed Matters
Schedule 3.15 – Subsidiaries
Schedule 6.01 – Existing Indebtedness
Schedule 6.02 – Existing Liens
Schedule 9.04(c)(vi) – Voting Participants

EXHIBITS:
Exhibit A – Form of Assignment and Assumption
Exhibit B – Form of Guarantee Agreement
Exhibit C – Form of Borrowing Request
Exhibit D – Form of Interest Election Request
Exhibit E – Form of Compliance Certificate
Exhibit F – Form of Solvency Certificate
Exhibit G – Form of Note
Exhibit H-1 - Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit H-2 - Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Exhibit H-3 - Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit H-4 - Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

iii

TERM LOAN AGREEMENT, dated as of March 27, 2020 (as it may be amended or modified from time to time, this “Agreement”), among TYSON FOODS, INC., a Delaware corporation (the “Borrower”), the Lenders (as defined below) from time to time party hereto, and MORGAN STANLEY SENIOR FUNDING, INC., as Administrative Agent (as defined below).
The parties hereto agree as follows:
ARTICLE I
Definitions
SECTION 1.01. Defined Terms. As used in this Agreement and in any Schedules and Exhibits to this Agreement, the following terms have the meanings specified below:
“ABR” means, when used in reference to any Loan or Borrowing, whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.
“Adjusted Eurocurrency Rate” means, with respect to any Eurocurrency Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the Eurocurrency Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate for such Interest Period.
“Administrative Agent” means MSSF, in its capacity as administrative agent for the Lenders hereunder and under the other Loan Documents, and its successors in such capacity as provided in Article VIII.
“Administrative Questionnaire” means an administrative questionnaire, in a form supplied by the Administrative Agent.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified; provided, however, that for purposes of Section 6.06, the term “Affiliate” shall also mean any Person that is an executive officer or director of the Person specified, any Person that directly or indirectly beneficially owns Equity Interests in the Person specified representing 10% or more of the aggregate ordinary voting power or the aggregate equity value represented by the issued and outstanding Equity Interests in the Person specified and any Person that would be an Affiliate of any such beneficial owner pursuant to this definition (but without giving effect to this proviso).
“Agreement” has the meaning assigned to such term in the preamble to this Agreement.

Exhibit 10.1
“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus 0.50% per annum and (c) the Adjusted Eurocurrency Rate on such day (or if such day is not a Business Day, the immediately preceding Business Day) for a deposit in dollars with a maturity of one month plus 1.00% per annum. For purposes of clause (c) above, the Adjusted Eurocurrency Rate on any day shall be based on the LIBO Screen Rate (or, if the LIBO Screen Rate is not available for a maturity of one month but is available for periods both longer and shorter than such period, the Interpolated Screen Rate) at approximately 11:00 a.m., London time, on such day for deposits in dollars with a maturity of one month; provided that if such rate shall be less than zero, such rate shall be deemed to be zero. Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted Eurocurrency Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted Eurocurrency Rate, as the case may be. If the Alternate Base Rate shall be used as an alternate rate of interest to that of the Adjusted Eurocurrency Rate pursuant to Section 2.14, then the Alternate Base Rate shall be the greater of clause (a) and (b) above and shall be determined without reference to clause (c) above.
“Anti-Corruption Laws” means all laws, rules and regulations of any jurisdiction applicable to the Borrower or its Subsidiaries from time to time concerning or relating to bribery, corruption or money laundering.
“Applicable Rate” means for any day, with respect to any ABR Loan or Eurocurrency Loan, the applicable rate per annum set forth below under the caption “ABR Spread” or “Eurocurrency Spread”, as the case may be, based upon the Applicable Ratings on such date:

	Applicable Rate
Ratings Level	Borrowing Date through 363 days after Borrowing Date		364 days after Borrowing Date and thereafter
	ABR Spread	Eurocurrency Spread	ABR Spread	Eurocurrency Spread
Level 1 A-/A3/A- or above	0.250%	1.250%	0.500%	1.500%
Level 2 BBB+/Baa1/BBB+	0.375%	1.375%	0.625%	1.625%
Level 3 BBB/Baa2/BBB	0.500%	1.500%	0.750%	1.750%
Level 4 BBB-/Baa3/BBB-	0.750%	1.750%	1.000%	2.000%
Level 5 BB+/Ba1/BB+ or lower or no Rating	1.000%	2.000%	1.250%	2.250%

Exhibit 10.1
In the event the Applicable Ratings fall within different Levels, the Applicable Rate will be based upon the Level in which two of the Applicable Ratings fall, or, if no two Applicable Ratings are in the same Level, then the Applicable Rate will be based upon the Level that corresponds to the Applicable Rating that is between the Levels of the other two Applicable Ratings. If any Rating Agency shall not have in effect an Applicable Rating, such Rating Agency shall be deemed to have an Applicable Rating that falls in Level 5. If the Applicable Rating established by any Rating Agency shall be changed (other than as a result of a change in the rating system of such Rating Agency), such change shall be effective as of the date on which it is first announced by such Rating Agency, irrespective of when notice of such change shall have been furnished by the Company pursuant to Section 5.01 or otherwise. Each change in the Applicable Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of any Rating Agency shall change, or if any such Rating Agency shall cease to be in the business of rating corporate debt obligations, the Borrower and the Required Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of an Applicable Rating from such Rating Agency and, pending the effectiveness of any such amendment, the Applicable Rating of such Rating Agency shall be determined by reference to the Applicable Rating from such Rating Agency most recently in effect prior to such change or cessation.

“Applicable Ratings” means, with respect to any Rating Agency at any time, (a) the Facility Rating assigned by such Rating Agency, (b) if such Rating Agency shall not have in effect a Facility Rating, the Index Rating assigned by such Rating Agency or (c) if such Rating Agency shall not have in effect either a Facility Rating or an Index Rating, the Corporate Rating assigned by such Rating Agency.
“Approved Fund” means any Person (other than a natural Person) that is engaged in making, purchasing, holding or investing in commercial loans and similar extensions of credit in the ordinary course and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Arrangers” means the Joint Lead Arrangers named on the cover of this Agreement.
“ASC 815” means Financial Accounting Standards Board, Accounting Standards Codification 815, Derivatives and Hedging (as such may be amended, supplemented or replaced).
“Asset Sale” means a sale, transfer, license, lease or other disposition (including as a result of a Casualty Event) on or after the Borrowing Date, by the Borrower or any of its Subsidiaries of any property, the Net Cash Proceeds of which are in excess of $150,000,000 in the aggregate for all such transactions consummated following such date (other than (i) the sale of inventory or the disposition of other assets in the ordinary course of business and (ii) a sale, transfer, license, lease or other disposition to the Borrower and/or any of its Subsidiaries).
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any Person whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent and the Borrower.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

Exhibit 10.1
“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Benchmark Replacement” means the sum of: (a) the alternate benchmark rate (which may be a SOFR-Based Rate) that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to LIBO Screen Rate for U.S. dollar-denominated syndicated credit facilities (it being agreed that, subject to the foregoing considerations, the Administrative Agent shall not object to any SOFR-Based Rate as the alternate benchmark rate unless such objection is consistent with the selection of alternate benchmark rates by the Administrative Agent with respect to other credit agreements where it acts as the administrative agent) and (b) the Benchmark Replacement Adjustment; provided that, if the Benchmark Replacement as so determined would be less than zero, the Benchmark Replacement will be deemed to be zero for the purposes of this Agreement; provided, further, that, notwithstanding anything to the contrary herein, any such Benchmark Replacement shall be administratively and operationally feasible for the Administrative Agent, as determined in its reasonable discretion.
“Benchmark Replacement Adjustment” means, with respect to any replacement of LIBO Screen Rate with an Unadjusted Benchmark Replacement for each applicable Interest Period, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of LIBO Screen Rate with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of LIBO Screen Rate with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities at such time.

Exhibit 10.1
“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “ABR,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest and other administrative matters) that the Administrative Agent, in consultation with the Borrower, determines in its reasonable discretion (in a manner consistent with the exercise by the Administrative Agent of such discretion with respect to such types of changes under other credit agreements where it acts as the administrative agent) may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines in its reasonable discretion (in a manner consistent with the exercise by the Administrative Agent of such discretion with respect to such matters under other credit agreements where it acts as the administrative agent) that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as the Administrative Agent determines in its reasonable discretion (in a manner consistent with the exercise by the Administrative Agent of such discretion with respect to such matters under other credit agreements where it acts as the administrative agent) is reasonably necessary in connection with the administration of this Agreement).
“Benchmark Replacement Date” means the earlier to occur of the following events with respect to LIBO Screen Rate:
(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of LIBO Screen Rate permanently or indefinitely ceases to provide LIBO Screen Rate; or
(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.
“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to LIBO Screen Rate:
(1) a public statement or publication of information by or on behalf of the administrator of LIBO Screen Rate announcing that such administrator has ceased or will cease to provide LIBO Screen Rate, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide LIBO Screen Rate;
(2) a public statement or publication of information by the regulatory supervisor for the administrator of LIBO Screen Rate, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for LIBO Screen Rate, a resolution authority with jurisdiction over the administrator for LIBO Screen Rate or a court or an entity with similar insolvency or resolution authority over the administrator for LIBO Screen Rate, which states that the administrator of LIBO Screen Rate has ceased or will cease to provide LIBO Screen Rate permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide LIBO Screen Rate; or
(3) a public statement or publication of information by the regulatory supervisor for the administrator of LIBO Screen Rate announcing that LIBO Screen Rate is no longer representative.

Exhibit 10.1
“Benchmark Transition Start Date” means (a) in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication) and (b) in the case of an Early Opt-in Election, the date specified by the Administrative Agent, the Borrower or the Required Lenders, as applicable, by notice to the Borrower (in the case of such notice by the Administrative Agent or the Required Lenders), the Administrative Agent (in the case of such notice by the Borrower or the Required Lenders) and the Lenders.
“Benchmark Unavailability Period” means, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to LIBO Screen Rate and solely to the extent that LIBO Screen Rate has not been replaced with a Benchmark Replacement, the period (x) beginning at the time that such Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced LIBO Screen Rate for all purposes hereunder in accordance with Section 2.20 and (y) ending at the time that a Benchmark Replacement has replaced LIBO Screen Rate for all purposes hereunder pursuant to Section 2.20.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“Board” means the Board of Governors of the Federal Reserve System of the U.S. (or any successor thereto).
“Borrower” has the meaning assigned to such term in the preamble to this Agreement.
“Borrowing” means Loans of the same Type, made, converted or continued on the same date and, in the case of Eurocurrency Loans, as to which a single Interest Period is in effect.
“Borrowing Date” means the date on which the conditions specified in Section 4.02 are satisfied (or waived in accordance with Section 9.02).
“Borrowing Request” means a request by the Borrower for a Borrowing of Loans in accordance with Section 2.03.
“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided, that, when used in connection with a Eurocurrency Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.
“Casualty Event” means any loss, damage or destruction of the Borrower’s or its Subsidiaries’ property that is insured or the condemnation of the Borrower’s or its Subsidiaries’ property.

Exhibit 10.1
“Change in Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Exchange Act, and the rules of the SEC thereunder as in effect on the Closing Date) other than the Permitted Holders of Equity Interests representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests in the Borrower or (b) a “Change of Control” (or other defined term having a similar purpose) as defined under any of the Covered Notes or in any document governing any refinancing thereof; provided, however, that for purposes of clause (a), the Permitted Holders shall be deemed to beneficially own any Equity Interests of the Borrower held by any other Person (the “parent entity”) so long as the Permitted Holders beneficially own (as so defined), directly or indirectly, in the aggregate a majority of the voting power of the Equity Interests of the parent entity.
“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any rule, regulation, treaty or other law, (b) any change in any rule, regulation, treaty or other law or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided, that, notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case, pursuant to Basel III, shall, in each case, be deemed to be a “Change in Law”, regardless of the date enacted, adopted, implemented, promulgated or issued.
“Charges” has the meaning set forth in Section 9.15.
“Chief Financial Officer” means, with respect to any Person, the chief financial officer of such Person.
“Closing Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).
“Code” means the Internal Revenue Code of 1986, as amended from time to time.
“Commitment” means, with respect to each Lender, such Lender’s commitment to make Loans to the Borrower pursuant to Section 2.01 in an aggregate principal amount at any time outstanding not to exceed the amount set forth opposite such Lender’s name on the Commitment Schedule, as such commitment may be reduced in accordance with Section 2.01. The amount of each Lender’s Commitment is set forth on the Commitment Schedule. The amount of the Total Commitment is $1,500,000,000.
“Commitment Schedule” means Schedule 1.01 attached hereto.
“Competitor” means any Person that competes with the Borrower and its Subsidiaries in the industries in which they conduct their business and is identified in writing to the Administrative Agent (or is a reasonably identifiable Affiliate of such Person).

Exhibit 10.1
“Compounded SOFR” means the compounded average of SOFRs for the applicable Corresponding Tenor, with the rate, or methodology for this rate, and conventions for this rate (which may include compounding in arrears with a lookback and/or suspension period as a mechanism to determine the interest amount payable prior to the end of each Interest Period) being established by the Administrative Agent (in its reasonable discretion, as determined by the prevailing market standard as of the date of determination, and in consultation with the Borrower) in accordance with:
(1)  the rate, or methodology for this rate, and conventions for this rate selected or recommended by the Relevant Governmental Body for determining compounded SOFR; or
(2)  if, and to the extent that, the Administrative Agent determines in its reasonable discretion that Compounded SOFR cannot be determined in accordance with clause (1) above, then the rate, or methodology for this rate, and conventions for this rate that the Administrative Agent determines in its reasonable discretion are substantially consistent with any evolving or then-prevailing market convention for determining compounded SOFR for U.S. dollar-denominated syndicated credit facilities at such time;
provided, that if the Administrative Agent decides that any such rate, methodology or convention determined in accordance with clause (1) or clause (2) is not administratively feasible for the Administrative Agent, then Compounded SOFR will be deemed unable to be determined for purposes of the definition of “Benchmark Replacement.”
“Consolidated Cash Interest Expense” means, for any period, the excess of (a) the sum, without duplication, of (i) interest expense during such period (including interest expense in respect of Finance Lease Obligations that would be included in the computation of interest expense under GAAP and taking into account net payments under Swap Agreements entered into to hedge interest rates to the extent such net payments are allocable to such period in accordance with GAAP) of the Borrower and its consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP, (ii) the interest expense that would be imputed for such period in respect of Synthetic Leases of the Borrower and its consolidated Subsidiaries if such Synthetic Leases were accounted for as Finance Lease Obligations, determined on a consolidated basis in accordance with GAAP, (iii) any interest or other financing costs becoming payable during such period in respect of Indebtedness of the Borrower or its consolidated Subsidiaries to the extent such interest or other financing costs shall have been capitalized rather than included in Consolidated Interest Expense for such period in accordance with GAAP, (iv) any cash payments made during such period in respect of amounts referred to in clause (b)(ii) below that were amortized or accrued in a previous period and (v) to the extent not otherwise included in Consolidated Interest Expense, commissions, discounts, yield and other fees and charges incurred in connection with Securitization Transactions which are payable to any Person other than the Borrower or any Subsidiary, and any other amounts comparable to or in the nature of interest under any Securitization Transaction, including losses on the sale of assets relating to any receivables securitization transaction accounted for as a “true sale”, minus (b) the sum of (i) to the extent included in Consolidated Interest Expense for such period, noncash amounts attributable to amortization or write-off of capitalized interest or other financing costs paid in a previous period, (ii) to the extent included in Consolidated Interest Expense for such period, noncash amounts attributable to amortization of debt discounts or accrued interest payable in kind for such period, and (iii) to the extent included in such Consolidated Interest Expense for such period, noncash amounts attributable to Swap Agreements pursuant to GAAP, including as a result of the application of ASC 815. For purposes of calculating Consolidated Cash Interest Expense for any period, if during such period the Borrower or any Subsidiary shall have consummated a Material Acquisition or a Material Disposition, Consolidated Cash Interest Expense for such period shall be calculated after giving pro forma effect thereto in accordance with Section 1.04(b).

Exhibit 10.1
“Consolidated EBITDA” means, for any period, Consolidated Net Income for such period plus (a) without duplication and to the extent deducted in determining such Consolidated Net Income, the sum of (i) Consolidated Interest Expense for such period, (ii) consolidated income tax expense for such period, (iii) all amounts attributable to depreciation and amortization for such period, (iv) extraordinary noncash losses for such period, (v) noncash charges to the extent solely attributable to unrealized losses under ASC 815 (provided, that any cash payment made with respect to any such noncash charge shall be subtracted in computing Consolidated EBITDA during the period in which such cash payment is made (it being understood that the provision of cash collateral shall not constitute a “payment” for these purposes)), and (vi) noncash charges (including goodwill writedowns) for such period (provided, that any cash payment made with respect to any such noncash charge shall be subtracted in computing Consolidated EBITDA during the period in which such cash payment is made) and minus (b) without duplication and to the extent included in determining such Consolidated Net Income, the sum of (i) any extraordinary noncash gains for such period, (ii) noncash gains to the extent solely attributable to unrealized gains under ASC 815 (provided, that any cash received with respect to any such noncash gain shall be added in computing Consolidated EBITDA during the period in which such cash is received) and (iii) nonrecurring noncash gains for such period (provided, that any cash received with respect to any such nonrecurring noncash gain shall be added in computing Consolidated EBITDA during the period in which such cash is received), all determined on a consolidated basis in accordance with GAAP. For purposes of calculating Consolidated EBITDA for any period, if during such period the Borrower or any Subsidiary shall have consummated a Material Acquisition or a Material Disposition, Consolidated EBITDA for such period shall be calculated after giving pro forma effect thereto in accordance with Section 1.04(b).
“Consolidated Interest Expense” means, for any period, the interest expense of the Borrower and its consolidated Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP. For purposes of calculating Consolidated Interest Expense for any period, if during such period the Borrower or any Subsidiary shall have consummated a Material Acquisition or a Material Disposition, Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto in accordance with Section 1.04(b).
“Consolidated Net Income” means, for any period, the consolidated net income (or loss) of the Borrower and its consolidated Subsidiaries for such period (taken as a single accounting period) determined in conformity with GAAP, excluding (to the extent otherwise included therein) any gains or losses, together with any related provision for taxes, realized upon any sale of assets other than in the ordinary course of business; provided, however, that there shall be excluded from Consolidated Net Income the net income (or loss) of (a) (other than for purposes of any calculation made on a Pro Forma Basis) any Person accrued prior to the earlier of the date such Person becomes a Subsidiary of the Borrower or any of its consolidated Subsidiaries or is merged into or consolidated with the Borrower or any of its consolidated Subsidiaries or such Person’s assets are acquired by the Borrower or any of its consolidated Subsidiaries or (b) any Variable Interest Entity.
“Consolidated Net Tangible Assets” means, at any date, total assets of the Borrower and its consolidated Subsidiaries determined on a consolidated basis in accordance with GAAP minus (a) current liabilities (excluding short-term Indebtedness and the current portion of long-term Indebtedness) of the Borrower and its consolidated Subsidiaries and (b) goodwill and other intangible assets of the Borrower and its consolidated Subsidiaries, in each case, determined on a consolidated basis in accordance with GAAP.

Exhibit 10.1
“Consolidated Total Capitalization” means, on any date, the sum as of such date of (a) Debt to Capitalization Ratio Indebtedness as of such date and (b) total shareholders’ equity of the Borrower, including noncontrolling interests as of such date, determined on a consolidated basis in accordance with GAAP.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies, or the dismissal or appointment of the management, of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto. Solely for purposes of the definition of “Affiliate”, “Control” shall also mean the possession, directly or indirectly, of the power to vote 10% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of a Person.
“Corporate Rating” means, at any time, (a) with respect to S&P, the Borrower’s corporate credit rating, (b) with respect to Moody’s, the Borrower’s corporate family rating and (c) with respect to Fitch, the Borrower’s issuer default rating.
“Corresponding Tenor” with respect to a Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the applicable Interest Period with respect to the Eurocurrency Rate.
“Covered Notes” means each of (x) the Borrower’s 2.25% Senior Notes due 2021, 4.50% Senior Notes due 2022, 3.95% Notes due 2024, 3.55% Senior Notes due 2027, 7.00% Senior Notes due 2028, 4.88% Notes due 2034, 5.15% Notes due 2044, 4.55% Senior Notes due 2047, 3.90% Senior Notes due 2023 and 5.100% Senior Notes due 2048 and (y) the 4.10% Notes due 2020 and 6.13% Notes due 2032 of Hillshire Brands.
“COVID-19 Relief Funds” means funds or credit or other support received from, or with the credit or other support of, any Governmental Authority for the purposes (in the good faith determination of the Borrower) of providing liquidity or other financial relief in connection with the COVID-19 global pandemic and any potential effects and consequences related thereto.
“Debt to Capitalization Ratio” means, on any date, the ratio of (a) Debt to Capitalization Ratio Indebtedness as of such date, to (b) Consolidated Total Capitalization as of such date.
“Debt to Capitalization Ratio Indebtedness” means, on any date, determined on a consolidated basis in accordance with GAAP, Indebtedness for Borrowed Money as of such date, less, to the extent included in Indebtedness for Borrowed Money, the amount of Indebtedness of Variable Interest Entities (other than Indebtedness of any SPE Subsidiary) that is not also Indebtedness of the Borrower or any Subsidiary (other than a Variable Interest Entity that is not an SPE Subsidiary) of the type referred to in clause (2) of the definition of Indebtedness for Borrowed Money. Any reference in this Agreement to Debt to Capitalization Ratio Indebtedness of a Subsidiary shall exclude any Indebtedness of such Subsidiary that is owed to the Borrower or any Subsidiary, except to the extent such Indebtedness shall have been transferred or pledged to a Person other than the Borrower or any Subsidiary.
“Debt Issuance” means the borrowing or other incurrence of Indebtedness for Borrowed Money (including the sale or issuance of debt securities) by the Borrower or its Subsidiaries, other than Excluded Debt.

Exhibit 10.1
“Default” means any event or condition that constitutes an Event of Default or that upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.
“Disclosed Matters” means the actions, suits and proceedings and the environmental matters disclosed in Schedule 3.06 or in any SEC Filing (excluding any such disclosure under the caption “Risk Factors”, “Cautionary Statements” and any other disclosure in any SEC Filing that is cautionary, predictive or forward-looking in nature).
“Disqualified Equity Interest” means, with respect to any Person, any Equity Interest in such Person that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, either mandatorily or at the option of the holder thereof), or upon the happening of any event or condition:
(a) matures or is mandatorily redeemable (other than solely for Equity Interests in such Person that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests), whether pursuant to a sinking fund obligation or otherwise;
(b) is convertible or exchangeable at the option of the holder thereof for Indebtedness or Equity Interests (other than solely for Equity Interests in such Person that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests); or
(c) is redeemable (other than solely for Equity Interests in such Person that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests) or is required to be repurchased by such Person or any of its Affiliates, in whole or in part, at the option of the holder thereof;
in each case, on or prior to the date one year after the Maturity Date; provided, however, that an Equity Interest in any Person that would not constitute a Disqualified Equity Interest but for terms thereof giving holders thereof the right to require such Person to redeem or purchase such Equity Interest upon the occurrence of an “asset sale” or a “change of control” occurring prior to the date one year after the Maturity Date shall not constitute a Disqualified Equity Interest if any such requirement becomes operative only after repayment in full of all the Loans and all other Obligations under the Loan Documents that are accrued and payable.
“dollars” or “$” refers to lawful money of the U.S.
“Domestic Subsidiary” means any Subsidiary that is organized under the laws of the U.S., any State thereof or the District of Columbia.
“Duration Fee” has the meaning set forth in Section 2.12(a).
“Early Opt-in Election” means the occurrence of:
(1) (i) a determination by the Administrative Agent or (ii) a notification by the Required Lenders to the Administrative Agent (with a copy to the Borrower) that the Required Lenders have determined that U.S. dollar-denominated syndicated credit facilities being executed at such time, or that include language similar to that contained in Section 2.20 are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace LIBO Screen Rate, and

Exhibit 10.1
(2) (i) the election by the Administrative Agent or the Borrower or (ii) the election by the Required Lenders (with the consent of the Borrower, such consent not to be unreasonably withheld or delayed) to declare that an Early Opt-in Election has occurred and the provision, as applicable, by the Administrative Agent of written notice of such election to the Borrower and the Lenders, by the Borrower of written notice of such election to the Administrative Agent or by the Required Lenders of written notice of such election to the Administrative Agent.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a Subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.
“Environmental Laws” means all treaties, laws (including common law), rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by or with any Governmental Authority, relating in any way to the environment, the preservation or reclamation of natural resources, the generation, management, use, presence, release or threatened release of, or exposure to, any pollutants, contaminants or toxic or hazardous substances, materials or wastes, or to health and safety matters (including occupational safety and health standards).
“Environmental Liability” means liabilities, obligations, claims, actions, suits, judgments, or orders under or relating to any Environmental Law for any damages, injunctive relief, losses, fines, penalties, fees, expenses (including reasonable fees and expenses of attorneys and consultants) or costs, whether contingent or otherwise, including those arising from or relating to (a) any actual or alleged violation of any Environmental Law or permit, license or approval issued thereunder, (b) the generation, use, handling, transportation, storage, treatment, disposal or arrangement for disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest (other than, prior to the date of conversion, Indebtedness that is convertible into any such Equity Interests).

Exhibit 10.1
“Equity Issuance” means the issuance of any Equity Interests (including, equity-linked securities) in the Borrower or any of its Subsidiaries, other than (i) pursuant to any employee stock or other compensation plans and grants to employees made in the ordinary course of business, (ii) by the Borrower’s Subsidiaries to the Borrower or any of its Subsidiaries, (iii) directors’ qualifying shares and/or other nominal amounts required to be held by persons other than the Borrower or its Subsidiaries under any applicable Requirement of Law, (iv) any issuance of its Equity Interests pursuant to the exercise of options, rights or warrants, (v) any issuance of its Equity Interests pursuant to the conversion of any debt securities to equity or the conversion of any class of equity securities to any other class of equity securities, (vi) any issuance of options, rights or warrants relating to its Equity Interests, (vii) any issuance by the Borrower of its Equity Interests as consideration for any acquisition, (viii) any issuance of its Equity Interests as dividends or distributions on existing Equity Interests and (ix) any other ordinary course issuance, grant or vesting of, or any issuance of Equity Interests pursuant to the exercise of, any Equity Interests, restricted stock, stock appreciation rights, restricted stock units, options or warrants solely with respect to any directors, officers or employees of the Borrower or its Subsidiaries.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder.
“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414(m) of the Code.
“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30 day notice period is waived); (b) the complete or partial withdrawal of the Borrower or any ERISA Affiliate from any Plan (during a plan year in which it was a “substantial employer” as defined in Section 4001(a)(2) of ERISA) or Multiemployer Plan; (c) the filing of a notice of intent to terminate a Plan or the treatment of a Multiemployer Plan amendment as a termination under Section 4041 or 4041A of ERISA; (d) the institution of proceedings to terminate a Plan or a Multiemployer Plan by the PBGC; (e) the failure to make required contributions under Section 412 of the Code or Section 302 of ERISA; (f) the failure of any Plan to satisfy the minimum funding standard (as defined in Section 412 of the Code or Section 302 of ERISA) applicable to such Plan; (g) a determination that any Plan is in “at risk” status (as defined in Section 430(i)(4) of the Code or Section 303(i)(4) of ERISA); (h) the receipt by the Borrower or any ERISA Affiliate of any notice imposing Withdrawal Liability or a determination that a Multiemployer Plan is insolvent, within the meaning of Title IV of ERISA, or in “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 305 of ERISA); (i) the occurrence of a non-exempt “prohibited transaction” (as defined in Section 4975 of the Code or Section 406 of ERISA) with respect to which the Borrower or any ERISA Affiliate is a “disqualified person” (within the meaning of Section 4975 of the Code) or a “party in interest” (within the meaning of Section 406 of ERISA) or with respect to which the Borrower or any such ERISA Affiliate could otherwise be liable in an amount that could reasonably be expected to result in a Material Adverse Effect; (j) any other event or condition which constitutes or might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate and (k) any Foreign Benefit Event.

Exhibit 10.1
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.
“Eurocurrency” means, when used in reference to any Loan or Borrowing, that such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Eurocurrency Rate.
“Eurocurrency Rate” means, with respect to any Eurocurrency Borrowing for any Interest Period, the LIBO Screen Rate at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period; provided that (a) if no LIBO Screen Rate shall be available at such time for such Interest Period but LIBO Screen Rates shall be available for maturities both longer and shorter than such Interest Period, then the “Eurocurrency Rate” for such Interest Period shall be the Interpolated Screen Rate as of such time and (b) if the Eurocurrency Rate, determined as set forth above, shall be less than zero, such rate shall be deemed to be zero.
“Event of Default” has the meaning assigned to such term in Article VII.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Excluded Debt” means (i) intercompany Indebtedness among the Borrower and/or its Subsidiaries, (ii) ordinary course foreign credit lines (whether drawn or undrawn and including any renewal, extension or replacement thereof), (iii) credit extensions under the Existing Credit Agreement (including pursuant to extensions, modifications or replacements thereof) up to $1,750,000,000, (iv) commercial paper issuances, (v) purchase money Indebtedness, Finance Lease Obligations, industrial revenue bonds and similar obligations, in each case, incurred in the ordinary course of business, (vi) leasing activities in the ordinary course of business, (vii) Indebtedness of the Borrower to the extent such Indebtedness is of the type expressly set forth in Section 6.01(a) (other than clauses (ii), (x), (xv), (xvi), (xviii) and (xix) thereof) and (viii) refinancings of (x) any indebtedness of the Borrower’s and/or its Subsidiaries in existence on the Closing Date in an aggregate principal amount not exceeding $100,000,000, (y) the Borrower’s Notes due August 2020 in an aggregate principal amount not exceeding $400,000,000 and (z) the Borrower’s 4.10% Notes due September 2020 in an aggregate principal amount not exceed $279,000,000.
“Excluded Taxes” means, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder or any other Loan Document, (a) any Taxes imposed on or measured by net income (however denominated), franchise Taxes and branch profits Taxes, in each case, (i) imposed as a result of such recipient being organized under the laws of, or having its principal office located in or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Foreign Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Foreign Lender with respect to any payment made by or on account of any obligation of a Loan Party pursuant to a law in effect at the time such Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.19(b) or 9.02(c)) becomes a party to this Agreement (or designates a new lending office), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts with respect to such withholding Taxes under Section 2.17(a) or 2.17(c), (c) Taxes attributable to a Lender’s failure to comply with Section 2.17(f) or (d) any Taxes imposed under FATCA.

Exhibit 10.1
“Existing Credit Agreement” means the Amended and Restated Credit Agreement, dated as of March 14, 2018 among the Borrower, the subsidiary borrowers from time to time party thereto, the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent, as amended by First Amendment, dated as of January 24, 2020 among the Borrower, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.
“Facility” means the senior unsecured term loan facility established pursuant to this Agreement.
“Facility Ratings” means, with respect to any Rating Agency at any time, the rating assigned by such Rating Agency to the credit facility established by this Agreement.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, any intergovernmental agreements implementing any of the foregoing, and any fiscal or regulatory legislation, rules or practices adopted pursuant to any of the foregoing.
“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depository institutions (as determined in such manner as the NYFRB shall set forth on its public website from time to time) and published on the next succeeding Business Day by the NYFRB as the federal funds effective rate; provided that if such rate shall be less than zero, the Federal Funds Effective Rate shall be deemed to be zero.
“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.
“Fee Letter” means that certain Fee Letter with respect to the Facility, dated as of March 27, 2020 between the Borrower and MSSF.
“Fee Receiver” means any Person that receives any fees under Section 2.12.
“Finance Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, to the extent such obligations are required to be classified and accounted for as finance leases on the balance sheet of such Person under GAAP, and the amount of such obligations at any time shall be the amount thereof that would be required to be set forth on the balance sheet as a finance lease liability of such Person prepared as of such time in accordance with GAAP. For purposes of Section 6.02, a Finance Lease Obligation shall be deemed to be secured by a Lien on the property being leased and such property shall be deemed to be owned by the lessee.
“Fitch” means Fitch Ratings, Inc., and any successor to its rating agency business.

Exhibit 10.1
“Foreign Benefit Event” means, with respect to any Foreign Pension Plan, (a) the existence of unfunded liabilities in excess of the amount permitted under any applicable law, or in excess of the amount that would be permitted absent a waiver from a Governmental Authority, (b) the failure to make the required contributions or payments, under applicable law, on or before the due date for such contributions or payments, (c) the receipt of a notice by a Governmental Authority relating to the intention to terminate any such Foreign Pension Plan or to appoint a trustee or similar official to administer any such Foreign Pension Plan, or alleging the insolvency of any such Foreign Pension Plan, (d) the incurrence of any liability by the Borrower under applicable law on account of the complete or partial termination of such Foreign Pension Plan or (e) the occurrence of any transaction that is prohibited under any applicable law and that could reasonably be expected to result in the incurrence of liability by the Borrower.
“Foreign Lender” means any Lender that is not a “United States person” as defined by Section 7701(a)(30) of the Code (a “U.S. Person”), or is a partnership or other entity treated as a partnership for United States federal income tax purposes that is a U.S. Person, but only to the extent the beneficial owners (including indirect partners if its direct partners are partnerships or other entities treated as partnerships for United States federal income tax purposes) are not U.S. Persons.
“Foreign Pension Plan” means an employee benefit plan that, under the applicable law of any jurisdiction other than the United States of America, the Borrower is required to fund through a trust or other funding vehicle, other than a trust or funding vehicle maintained exclusively by a Governmental Authority.
“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.
“GAAP” means, subject to Section 1.04(a), generally accepted accounting principles in the U.S., including those set forth in: (a) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (b) the Accounting Standards Codification of the Financial Accounting Standards Board, (c) such other statements by such other entity as are approved by a significant segment of the accounting profession and (d) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.
“Governmental Authority” means the government of the U.S., any other nation or any political subdivision thereof, whether state, provisional, territorial or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national body exercising such powers or functions such as the European Union or the European Central Bank).

Exhibit 10.1
“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.
“Guarantee Agreement” means any Guarantee Agreement entered into among the Borrower, any Subsidiary Guarantor and the Administrative Agent with respect to the Facility, substantially in the form of Exhibit B.
“Guarantee Requirement” means the requirement that, if any Subsidiary of the Borrower shall be or become actually or contingently liable under any Guarantee with respect to the Existing Credit Agreement or any Material Indebtedness of the Borrower, the Administrative Agent shall have received a Guarantee Agreement or supplement thereto, as applicable, duly executed and delivered on behalf of such Subsidiary, together with documents and opinions of the type referred to in Sections 4.01(b) and 4.01(d)(i) with respect to such Subsidiary.
“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including any petroleum products or byproducts and all other hydrocarbons, radon gas, molds, asbestos or asbestos-containing materials, urea formaldehyde foam insulation, polychlorinated biphenyls, chlorofluorocarbons and all other ozone-depleting substances, infectious or medical wastes and all other substances or wastes of any nature that are prohibited, limited or regulated pursuant to, or that could give rise to liability under, any Environmental Law.
“Hillshire Brands” means The Hillshire Brands Company, a Maryland corporation.
“incur” means create, incur, assume, Guarantee or otherwise become responsible for, and “incurred” and “incurrence” shall have correlative meanings.

Exhibit 10.1
“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person (excluding trade accounts payable incurred in the ordinary course of business and excluding obligations with respect to letters of credit securing such trade accounts payable entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawings are reimbursed no later than the tenth Business Day following payment on the letter of credit), (d) all obligations of such Person in respect of the deferred purchase price of property or services (including payments in respect of non-competition agreements or other arrangements representing acquisition consideration, in each case, entered into in connection with an acquisition, but excluding (i) accounts payable incurred in the ordinary course of business on normal commercial terms and not overdue by more than 60 days, (ii) deferred compensation and (iii) any purchase price adjustment, earnout or deferred payment of a similar nature (other than in respect of non-competition agreements and other such arrangements referred to above) incurred in connection with an acquisition (but only to the extent that, at the time of closing of such acquisition, the amount thereof is not determinable and, to the extent the amount thereof thereafter becomes fixed and determined, such amount is payable within 60 days thereafter; provided that, if such amount shall not have been paid within 60 days thereafter, such amount shall no longer be excluded under this clause (iii)), (e) all Finance Lease Obligations and Synthetic Lease Obligations of such Person, (f) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty (other than obligations with respect to letters of credit securing obligations (other than obligations of other Persons described in clauses (a) through (e) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following payment on the letter of credit), (g) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, (h) all Disqualified Equity Interests in such Person, valued, as of the date of determination, at the greater of (i) the maximum aggregate amount that would be payable upon maturity, redemption, repayment or repurchase thereof (or of Disqualified Equity Interests or Indebtedness into which such Disqualified Equity Interests are convertible or exchangeable) and (ii) the maximum liquidation preference of such Disqualified Equity Interests, (i) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, the amount of such Indebtedness being deemed to be the lesser of the fair market value (as determined reasonably and in good faith by the Chief Financial Officer of the Borrower) of such property or assets and the amount of the Indebtedness so secured, (j) all Guarantees by such Person of Indebtedness of others, and (k) all obligations of such Person in respect of Securitization Transactions (valued as set forth in the definition of Securitization Transaction). Indebtedness shall not include obligations under any operating lease of property of the Borrower or any Subsidiary, except that Synthetic Lease Obligations shall constitute Indebtedness. The Indebtedness of any Person shall include the Indebtedness of any other Person (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such other Person, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all obligations as described above; provided, however, that, in the case of Indebtedness sold by the obligor at a discount, the amount of such Indebtedness at any time shall be the accreted value thereof at such time. Except as otherwise expressly provided herein, the term “Indebtedness” shall not include cash interest thereon.

Exhibit 10.1
“Indebtedness for Borrowed Money” means the sum, determined on a consolidated basis in accordance with GAAP, of (1) all Indebtedness of the Borrower and its consolidated Subsidiaries of the types referred to in clauses (a), (b), (d), (e) and (k) (as determined in accordance with the second sentence of the definition of Securitization Transaction) of the definition of Indebtedness plus (2) all Indebtedness of the Borrower and its consolidated Subsidiaries of the types referred to in clauses (f), (i) and (j) of the definition of Indebtedness in respect of such Indebtedness of others of the types referred to in such clauses (a), (b), (d), (e) and (k) (as determined in accordance with the second sentence of the definition of Securitization Transaction), but excluding Guarantees of third party grower Indebtedness. Any reference in this Agreement to Indebtedness for Borrowed Money of a Subsidiary shall exclude any Indebtedness of such Subsidiary that is owed to the Borrower or another Subsidiary, except to the extent such Indebtedness shall have been transferred or pledged to a Person other than the Borrower or any Subsidiary.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.
“Indemnitee” has the meaning set forth in Section 9.03(b).
“Index Debt” means senior, unsecured, non-credit enhanced (other than by guarantees of Subsidiaries that also Guarantee the Obligations at such time) long-term debt for borrowed money of the Borrower.
“Index Rating” means, with respect to any Rating Agency at any time, the rating assigned by such Rating Agency to the Index Debt.
“Information” has the meaning set forth in Section 9.12.
“Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.08.
“Interest Payment Date” means (a) with respect to any ABR Loan, the last day of each of March, June, September, and December, (b) with respect to any Eurocurrency Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurocurrency Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period and (c) with respect to any Loan, the Maturity Date.
“Interest Period” means, with respect to any Eurocurrency Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the Borrower may elect; provided, that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurocurrency Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (b) any Interest Period with a duration of one month or more that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

Exhibit 10.1
“Interpolated Screen Rate” means, with respect to any period, a rate per annum that results from interpolating on a linear basis between (a) the applicable LIBO Screen Rate for the longest maturity for which a LIBO Screen Rate is available that is shorter than such period and (b) the applicable LIBO Screen Rate for the shortest maturity for which a LIBO Screen Rate is available that is longer than such period, in each case, as of the time the Interpolated Screen Rate is required to be determined in accordance with the other provisions of this Agreement; provided that the Interpolated Screen Rate shall in no event be less than zero.
“Lenders” means the Persons listed on the Commitment Schedule and any other Person that shall have become a party hereto pursuant to Section 9.04, other than any such Person that shall have ceased to be a party hereto pursuant to Section 9.04.
“LIBO Screen Rate” means, for any date and time, with respect to any Eurocurrency Borrowing for any Interest Period, or with respect to any determination of the Alternate Base Rate pursuant to clause (c) of the definition thereof, the London interbank offered rate as administered by the ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for deposits in dollars (for delivery on the first day of such Interest Period) for a period equal in length to such Interest Period as displayed on the Reuters screen page that displays such rate (currently page LIBOR01 or LIBOR02) or, in the event such rate does not appear on a page of the Reuters screen, on the appropriate page of such other information service that published such rate from time to time as selected by the Administrative Agent from time to time in its reasonable discretion; provided that in no event shall the LIBO Screen Rate be less than zero.
“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, finance lease or other title retention agreement relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.
“Loan Documents” means this Agreement, any Guarantee Agreement and, other than for purposes of Section 9.02, any promissory notes issued pursuant to this Agreement.
“Loan Party” means the Borrower and each Domestic Subsidiary that is a party to a Loan Document.
“Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement.
“Margin Stock” means “margin stock” within the meaning of Regulations T, U and X of the Board.

Exhibit 10.1
“Material Acquisition” means any acquisition or a series of related acquisitions (other than solely among the Borrower and its Subsidiaries), of (a) Equity Interests in any Person if, after giving effect thereto, such Person will become a Subsidiary or (b) assets comprising all or substantially all the assets of (or all or substantially all the assets constituting a business unit, division, product line or line of business of) any Person; provided, that the aggregate consideration therefor (including Indebtedness assumed in connection therewith, all obligations in respect of deferred purchase price (including obligations under any purchase price adjustment but excluding earnout or similar payments) and all other consideration payable in connection therewith (including payment obligations in respect of noncompetition agreements or other arrangements representing acquisition consideration)) exceeds $150,000,000.
“Material Adverse Effect” means a material adverse effect on (a) the business, operations, properties, assets, condition (financial or otherwise) or liabilities (including contingent liabilities) of the Borrower and its Subsidiaries, taken as a whole, (b) the ability of any Loan Party to perform its material obligations under any Loan Document to which it is a party, or (c) the rights of or benefits available to the Administrative Agent or the Lenders under this Agreement or any other Loan Document.
“Material Disposition” means any sale, transfer or other disposition, or a series of related sales, transfers or other dispositions (other than solely among the Borrower and its Subsidiaries), of (a) all or substantially all the issued and outstanding Equity Interests in any Person that are owned by the Borrower and any Subsidiary or (b) assets comprising all or substantially all the assets of (or all or substantially all the assets constituting a business unit, division, product line or line of business of) any Person; provided, that the aggregate consideration therefor (including Indebtedness assumed by the transferee in connection therewith, all obligations in respect of deferred purchase price (including obligations under any purchase price adjustment but excluding earnout or similar payments) and all other consideration payable in connection therewith (including payment obligations in respect of noncompetition agreements or other arrangements representing acquisition consideration)) exceeds $150,000,000.
“Material Indebtedness” means Indebtedness (other than the Loans), or obligations in respect of one or more Swap Agreements, of any one or more of the Borrower and its Subsidiaries in an aggregate outstanding principal amount exceeding $150,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Borrower or any Subsidiary in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Subsidiary would be required to pay if such Swap Agreement were terminated at such time.

Exhibit 10.1
“Material Subsidiary” means each Subsidiary of the Borrower that is not a Loan Party (a) the consolidated total assets of which equal 3.75% or more of the consolidated total assets of the Borrower or (b) the consolidated revenues of which equal 3.75% or more of the consolidated revenues of the Borrower, in each case, as of the end of or for the most recent period of four consecutive fiscal quarters of the Borrower for which financial statements have been delivered pursuant to Section 5.01(a) or 5.01(b) (or, prior to the first delivery of any financial statements, as of the end or for the period of four consecutive fiscal quarters of the Borrower ended December 28, 2019); provided, that if at the end of or for any such most recent period of four consecutive fiscal quarters the combined consolidated total assets or combined consolidated revenues of all Subsidiaries that under clauses (a) and (b) above would not constitute Material Subsidiaries shall have exceeded 10% of the consolidated total assets of the Borrower or 10% of the consolidated revenues of the Borrower (calculated without duplication of assets or revenues), then one or more of such excluded Subsidiaries shall for all purposes of this Agreement be deemed to be Material Subsidiaries in descending order based on the amounts of their consolidated total assets or consolidated revenues, as the case may be, until such excess shall have been eliminated.
“Maturity Date” means, as applicable, the earlier of (i) two years from the Closing Date and (ii) the date of acceleration of the Loans pursuant to Article VII hereof.
“Maximum Rate” has the meaning set forth in Section 9.15.
“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.
“MSSF” means Morgan Stanley Senior Funding, Inc., in its individual capacity, and its successors.
“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

Exhibit 10.1
“Net Cash Proceeds” means, with respect to any Asset Sale, Debt Issuance or Equity Issuance, (a) the proceeds in cash or cash equivalents (including, in the case of any Casualty Event, insurance, condemnation or similar proceeds) received (including into escrow (and the term “receives” as used in Section 2.11(a) shall be construed accordingly)) in respect of such event, including any cash received in respect of any non-cash proceeds (but only as and when received), in each case, net of (b) the sum, without duplication, of (i) all fees and out-of-pocket expenses, including attorney, accountant, auditor, printer, SEC filing, brokerage, consultant, investment banking, advisory, placement, arranger or underwriting fees and expenses and any other customary fees and expenses actually incurred by the Borrower and its Subsidiaries in connection with such event, (ii) survey costs, title insurance premiums, and search and recording charges, (iii) the amount of all Taxes, including sales, transfer, deed or mortgage recording taxes, paid or payable by the Borrower and its Subsidiaries as a result thereof, and any other payment required by applicable law, rule or regulation as a result of such event, and (iv) in the case of an Asset Sale, (A) the amount of all payments required to be made by the Borrower and its Subsidiaries as a result of such event to repay indebtedness or pay other obligations in each case secured by such assets and (B) the amount of any reserves established by the Borrower and its Subsidiaries, in accordance with GAAP, to fund purchase price adjustment, indemnification and similar contingent liabilities in connection therewith; provided that if the Borrower or any of its Subsidiaries receive proceeds that would otherwise constitute Net Cash Proceeds from any Asset Sale, then the Borrower or its applicable Subsidiary may use, or commit to use, any portion of such proceeds (the “Reinvestment Amount”) to acquire, construct, improve, upgrade or repair assets used or useful in the business of the Borrower or such Subsidiary, and in each case, the Reinvestment Amount shall not constitute Net Cash Proceeds until, and except to the extent (but shall then be deemed to have been received to such extent and shall constitute Net Cash Proceeds and not be covered by this proviso), not so used within the 180-day period of receipt of such proceeds (unless committed (pursuant to a binding agreement) within such 180-day period to be so used and so used within 90 days following the end of such 180-day period); provided, further, that any cash proceeds received by the Borrower or any of its Subsidiaries from any COVID-19 Relief Funds shall not constitute Net Cash Proceeds for purposes of this Agreement. For purposes of this definition, in the event any contingent liability reserve established with respect to any event as described in clause (b)(iv)(B) above shall be reduced, the amount of such reduction shall, except to the extent such reduction is made as a result of a payment having been made in respect of the contingent liabilities with respect to which such reserve has been established, be deemed to be receipt, on the date of such reduction, of Net Cash Proceeds in respect of such event.
“NLRC” has the meaning assigned to such term in the definition of “Philippines NLRC Award”.
“Non-Consenting Lender” has the meaning assigned to such term in Section 9.02(c).
“NYFRB” means the Federal Reserve Bank of New York.
“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day; provided that if both such rates are not published for any day that is a Business Day, the NYFRB Rate shall be the rate quoted for such day for a federal funds transaction at 11:00 a.m., New York City time, on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided further that if the NYFRB Rate, determined as set forth above, shall be less than zero, the NYFRB Rate shall be deemed to be zero.

Exhibit 10.1
“Obligations” means (a) the due and punctual payment by the Borrower of (i) the principal of and interest (including interest accruing at the rate stated herein (including default interest) during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (ii) all other monetary obligations of the Borrower to the Administrative Agent or any of the Lenders under any Loan Document, including obligations to pay fees, expense reimbursement obligations and indemnification obligations, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), (b) the due and punctual performance of all other obligations of the Borrower under or pursuant to any Loan Document and (c) the due and punctual payment and performance of all the obligations of each other Loan Party under or pursuant to each Loan Document (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding).
“Other Connection Taxes” means, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder or under any other Loan Document, Taxes imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax (other than connections arising from such recipient having executed, delivered, or become a party to, performed its obligations or received payments under, received or perfected a security interest under, sold or assigned an interest in any Loan or Loan Document, engaged in any other transaction pursuant to, or enforced, any Loan Documents).
“Other Taxes” means any and all present or future recording, stamp, court or documentary Taxes and any other excise, transfer, sales, property, intangible, filing or similar Taxes arising from any payment made under, from the execution, delivery, performance, enforcement or registration of, or from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, but excluding Excluded Taxes and Other Connection Taxes imposed with respect to an assignment (other than an assignment pursuant to a request by the Borrower under Section 2.19(b) or Section 9.02(c)).
“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight Eurodollar borrowings by U.S.-managed banking offices of depository institutions (as such composite rate shall be determined by the NYFRB as set forth on its public website from time to time) and published on the next succeeding Business Day as an Overnight Bank Funding Rate (from and after such date as the NYFRB shall commence to publish such composite rate); provided that if such rate shall be less than zero, the Overnight Bank Funding Rate shall be deemed to be zero.
“PACA” shall mean the Perishable Agricultural Commodities Act, 1930, as amended, 7 U.S.C. Section 499a et. seq., as the same now exists or may from time to time hereafter be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.
“Participant” has the meaning assigned to such term in Section 9.04(c)(i).
“Participant Register” has the meaning specified in Section 9.04(c)(iv).

Exhibit 10.1
“Patriot Act” means the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), as amended from time to time.
“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.
“Permitted Encumbrances” means:
(a) Liens imposed by law for Taxes that are not yet due or are being contested in compliance with Section 5.04;
(b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, landlord’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 60 days or are being contested in compliance with Section 5.04;
(c) pledges and deposits made (i) in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws (other than any Lien imposed pursuant to Section 430(k) of the Code or Section 303(k) of ERISA or a violation of Section 436 of the Code) and (ii) in respect of letters of credit, bank guarantees or similar instruments issued for the account of the Borrower or any Subsidiary in the ordinary course of business supporting obligations of the type set forth in clause (i) above;
(d) pledges and deposits made (i) to secure the performance of bids, trade contracts (other than Indebtedness for borrowed money), leases (other than Finance Lease Obligations), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case, in the ordinary course of business and (ii) in respect of letters of credit, bank guarantees or similar instruments issued for the account of the Borrower or any Subsidiary in the ordinary course of business supporting obligations of the type set forth in clause (i) above;
(e) judgment liens in respect of judgments that do not constitute an Event of Default;
(f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any of its Subsidiaries;
(g) banker’s liens, rights of setoff or similar rights and remedies as to deposit accounts or other funds maintained with depository institutions; provided, that, except with respect to any deposit account or funds subject to the Lien of a Loan Document, such deposit accounts or funds are not established or deposited for the purpose of providing collateral for any Indebtedness and are not subject to restrictions on access by the Borrower or any of its Subsidiaries in excess of those required by applicable banking regulations;
(h) Liens in favor of, or claims or rights of any producer, grower or seller of livestock, poultry or agricultural commodities under PACA, PSA or any similar state or federal laws or regulations;
(i) any Lien, claim or right of any Governmental Authority arising under any law or regulation in any inventory or farm products allocable to any procurement contract with such Governmental Authority;

Exhibit 10.1
(j) rights and claims of joint owners of livestock (other than poultry) under arrangements similar to TFM’s existing Alliance program;
(k) Liens arising by virtue of Uniform Commercial Code financing statement filings (or similar filings under applicable law) regarding operating leases entered into by the Borrower and its Subsidiaries in the ordinary course of business;
(l) Liens representing any interest or title of a licensor, lessor or sublicensor or sublessor, or a licensee, lessee or sublicensee or sublessee, in the property subject to any lease (other than Finance Lease Obligations), license or sublicense or concession agreement permitted by this Agreement;
(m) Liens that are contractual rights of set-off; and
(n) Liens on cash and cash equivalents made to defease or to satisfy and discharge any debt securities;
provided, that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness, other than Liens referred to clauses (c) and (d) above securing letters of credit, bank guarantees or similar instruments and Liens referred to in clause (n).
“Permitted Fee Receiver” means any Fee Receiver that, with respect to any fees paid under Section 2.12, delivers to the Borrower and the Administrative Agent, on or prior to the date on which such Fee Receiver becomes a party hereto (and from time to time thereafter upon the request of the Borrower and the Administrative Agent, unless such Fee Receiver becomes legally unable to do so solely as a result of a Change in Law after becoming a party hereto), accurate and duly completed copies (in such number as requested) of one or more of Internal Revenue Service Forms W-9, W-8ECI, W-8EXP, W-8BEN, W-8BEN-E or W-8IMY (together with, if applicable, one of the aforementioned forms duly completed from each direct or indirect beneficial owner of such Fee Receiver) or any successor thereto that entitle such Fee Receiver to a complete exemption from U.S. withholding tax on such payments (provided, that, in the case of the Internal Revenue Service Form W-8BEN or W-8BEN-E, as applicable, a Fee Receiver providing such form shall qualify as a Permitted Fee Receiver only if such form establishes such exemption on the basis of the “business profits” or “other income” articles of a tax treaty to which the United States is a party and provides a U.S. taxpayer identification number), in each case, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine whether such Fee Receiver is entitled to such complete exemption.
“Permitted Holders” means (a) “members of the same family” of Mr. Don Tyson as defined in Section 447(e) of the Code and (b) any entity (including, but not limited to, any partnership, corporation, trust or limited liability company) in which one or more individuals described in clause (a) hereof possess over 50% of the voting power or beneficial interests.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

Exhibit 10.1
“Philippines NLRC Award” means the award of damages against a Subsidiary of the Borrower by the National Labor Relations Council of the Department of Labor and Employment of the Republic of the Philippines (“NLRC”) more fully described in the Report on Form 8-K filed by the Borrower with the SEC on December 20, 2016, and any awards in related actions, as such awards may be modified by the NLRC or any other body, and any judicial decree affirming, modifying or enforcing such awards.
“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA sponsored, maintained or contributed to, by the Borrower or any ERISA Affiliate.
“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the United States or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar release by the Federal Reserve Board (as determined by the Administrative Agent in its reasonable discretion). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.
“Pro Forma Basis” means, with respect to any test hereunder in connection with any event, that such test shall be calculated after giving effect on a pro forma basis for the period of such calculation to (a) such event as if it happened on the first day of such period or (b) the incurrence of any Indebtedness by the Borrower or any Subsidiary in connection with such event and any incurrence, repayment, issuance or redemption of other Indebtedness of the Borrower or any Subsidiary occurring at any time subsequent to the last day of such period and on or prior to the date of determination, as if such incurrence, repayment, issuance or redemption, as the case may be, occurred on the first day of such period.
“Proceeding” has the meaning set forth in Section 9.03(b).
“Proposed Change” has the meaning assigned to such term in Section 9.02(c).
“PSA” means the Packers and Stockyard Act of 1921, 7 U.S.C. Section 181 et. seq., as the same now exists or may from time to time hereafter be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Rating Agencies” means Moody’s, S&P and Fitch.

Exhibit 10.1
“Refinancing Indebtedness” means, in respect of any Indebtedness (the “Original Indebtedness”), any Indebtedness that extends, renews or refinances such Original Indebtedness (or any Refinancing Indebtedness in respect thereof) or, in addition in the case of any Foreign Subsidiary, Indebtedness (“Replacement Indebtedness”) of such Foreign Subsidiary that replaces Original Indebtedness of such Foreign Subsidiary or of any other Foreign Subsidiary organized under the laws of the same nation as such Foreign Subsidiary within 90 days after the repayment or prepayment of such Original Indebtedness; provided, that (a) the principal amount of such Refinancing Indebtedness shall not exceed the principal amount of such Original Indebtedness (except to the extent used to finance accrued interest and premium (including tender or makewhole premiums) thereon and underwriting discounts, defeasance costs, fees, commissions and expenses), it being understood in the case of Replacement Indebtedness that is denominated in a currency different from that of the applicable Original Indebtedness that the principal amount of such Original Indebtedness shall be deemed to be equal to the amount in the currency of such Replacement Indebtedness that is equal to the principal amount of such Original Indebtedness based on the currency exchange rates applicable on the date such Replacement Indebtedness is incurred; and (b) such Refinancing Indebtedness shall not constitute an obligation of any Subsidiary that shall not have been (or, in the case of after-acquired Subsidiaries, shall not have been required to become) an obligor in respect of such Original Indebtedness (except that Refinancing Indebtedness of any Foreign Subsidiary may be Guaranteed by any other Foreign Subsidiary organized under the laws of the same nation as such Foreign Subsidiary).
“Register” has the meaning assigned to such term in Section 9.04(b)(iv).
“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.
“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.
“Required Lenders” means, at any time, Lenders holding Loans representing more than 50% of the sum of all Loans at such time.
“Requirement of Law” means, with respect to any Person, (a) the charter, articles or certificate of organization or incorporation and bylaws or other organizational or governing documents of such Person and (b) any statute, law, treaty, rule, regulation, order, decree, writ, injunction or determination of any arbitrator or court or other Governmental Authority (including Environmental Laws), in each case, applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

Exhibit 10.1
“Responsible Officer” means any of the president, chief executive officer, Chief Financial Officer, Treasurer, assistant treasurer, controller, chief accounting officer or the general counsel of the Borrower but, in any event, with respect to financial matters, the foregoing Person that is responsible for preparing the financial statements and reports delivered hereunder; provided, that, when such term is used in reference to any document executed by, or a certification of, a Responsible Officer, the secretary or assistant secretary of the Borrower shall have delivered (which may have been on the Borrowing Date or the Closing Date) an incumbency certificate to the Administrative Agent as to the authority of such individual.
“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancelation or termination of any Equity Interests in the Borrower or any Subsidiary, whether now or hereafter outstanding, or any option, warrant, or other right to acquire any such Equity Interests in the Borrower or any Subsidiary, or any other payment that has a substantially similar effect to any of the foregoing.
“S&P” means S&P Global Ratings, a division of S&P Global Inc., or any successor to its rating agency business.
“Sale/Leaseback Transaction” means an arrangement relating to property owned by the Borrower or any Subsidiary whereby the Borrower or such Subsidiary sells or transfers such property to any Person and the Borrower or any Subsidiary leases such property, or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred, from such Person or its Affiliates; provided, however, that any such arrangement incurred in connection with the acquisition of property that is leased by the Borrower or any Subsidiary pursuant to an operating lease (other than a Synthetic Lease) shall not be considered a Sale/Leaseback Transaction.
“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions.
“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the United Nations Security Council, the European Union, any EU member state or Her Majesty’s Treasury of the United Kingdom, (b) any Person organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clause (a) or (b).
“Sanctions” means any economic or financial sanctions or trade embargoes promulgated, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any EU member state or Her Majesty’s Treasury of the United Kingdom.
“SEC” means the Securities and Exchange Commission or any Governmental Authority succeeding to any of its principal functions.
“SEC Filing” has the meaning assigned to such term in Section 3.11.
“Securities Act” means the Securities Act of 1933, as amended.

Exhibit 10.1
“Securitization Transaction” means any arrangement under which the Borrower or any Subsidiary transfers accounts receivable and/or payment intangibles, interests therein and/or related assets and rights (a) to a trust, partnership, corporation, limited liability company or other entity (which may be an SPE Subsidiary), which transfer is funded in whole or in part, directly or indirectly, by the incurrence or issuance by the transferee or successor transferee (which may be an SPE Subsidiary) of Indebtedness, other securities or interests that are to receive payments from, or that represent interests in, the cash flow derived from such accounts receivable and/or payment intangibles, interests therein or related assets and rights, or (b) directly to one or more investors or other purchasers. The “amount” or “principal amount” of any Securitization Transaction shall be deemed at any time to be the aggregate principal, capital or stated amount (or the substantive equivalent of any of the foregoing) of the Indebtedness, other securities or interests referred to in the first sentence of this definition or, if there shall be no such principal, capital or stated amount (or the substantive equivalent of any of the foregoing), the uncollected amount of the accounts receivable or interests therein transferred pursuant to such Securitization Transaction, net of any such accounts receivables or interests therein that have been written off as uncollectible. Such “amount” or “principal amount” shall not include any amount of Indebtedness owing by any SPE Subsidiary to the Borrower or any Subsidiary to the extent that such intercompany Indebtedness has been incurred to finance, in part, the transfers of accounts receivable and/or payment intangibles, interests therein and/or related assets and rights to such SPE Subsidiary.
“SOFR” with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark, (or a successor administrator) on the Federal Reserve Bank of New York’s Website.
“SOFR-Based Rate” will include SOFR, Term SOFR and Compounded SOFR.
“Solvency Certificate” means a certificate from the Chief Financial Officer, the Treasurer or other officer of equivalent duties of the Borrower demonstrating the solvency (on a consolidated basis) of the Borrower and its Subsidiaries as of the Closing Date, on a Pro Forma Basis for the Transactions, substantially in the form of Exhibit F hereto.
“Solvent” means, with respect to the Borrower and its Subsidiaries, (i) the sum of the debt (including contingent liabilities) of the Borrower and its Subsidiaries, taken as a whole, does not exceed the fair value of the present assets of the Borrower and its Subsidiaries, taken as a whole, (ii) the present fair saleable value of the assets of the Borrower and its subsidiaries, taken as a whole, is not less than the amount that will be required to pay the probable liabilities (including contingent liabilities) of the Borrower and its Subsidiaries, taken as a whole, on their debts as they become absolute and matured, (iii) the capital of the Borrower and its Subsidiaries, taken as a whole, is not unreasonably small in relation to the business of the Borrower or its Subsidiaries, taken as a whole, and (iv) the Borrower and its Subsidiaries, taken as a whole, do not intend to incur, or believe that they will incur, debts (including current obligations and contingent liabilities) beyond their ability to pay such debts as they mature in the ordinary course of business. For the purposes hereof, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
“SPE Subsidiary” means any Subsidiary formed solely for the purpose of, and that engages only in, one or more Securitization Transactions and transactions related or incidental thereto.

Exhibit 10.1
“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject, for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurocurrency Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.
“Subsidiary” means, with respect to any Person (the “parent”) at any date, (a) any corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held and (b) any other corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date. Unless otherwise specified, “Subsidiary” means any direct or indirect subsidiary of the Borrower. Notwithstanding the foregoing, no Variable Interest Entity (other than an SPE Subsidiary) shall be a “Subsidiary” under the foregoing clause (b).
“Subsidiary Guarantor” means, at any time, each Subsidiary that is a party to a Guarantee Agreement at such time.
“Subsidiary Loan Party” means each Subsidiary that is a Loan Party.
“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided, that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or its Subsidiaries shall be a Swap Agreement.
“Synthetic Lease” means, as to any Person, any lease (including leases that may be terminated by the lessee at any time) of real or personal property, or a combination thereof, (a) that is accounted for as an operating lease under GAAP and (b) in respect of which the lessee is deemed to own the property so leased for U.S. Federal income tax purposes, other than any such lease under which such Person is the lessor.
“Synthetic Lease Obligations” means, as to any Person, an amount equal to the capitalized amount of the remaining lease payments under any Synthetic Lease (determined, in the case of a Synthetic Lease providing for an option to purchase the leased property, as if such purchase were required at the end of the term thereof) that would appear on a balance sheet of such Person prepared in accordance with GAAP if such obligations were accounted for as Finance Lease Obligations. For purposes of Section 6.02, a Synthetic Lease Obligation shall be deemed to be secured by a Lien on the property being leased and such property shall be deemed to be owned by the lessee.

Exhibit 10.1
“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, assessments, fees or other charges or withholdings (including backup withholding) imposed by any Governmental Authority including any interest, additions to tax or penalties applicable thereto.
“Term SOFR” means the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.
“TFM” means Tyson Fresh Meats, Inc., a Delaware corporation.
“Total Commitment” means, at any time, the aggregate amount of the Commitments in effect at such time.
“Transactions” means the execution, delivery and performance by the Loan Parties of this Agreement and the other Loan Documents to which they are party, the borrowing of Loans, the use of the proceeds thereof, and the payment of the fees and expenses incurred in connection with the foregoing and the other transactions contemplated by or related to the foregoing.
“Treasurer” means, with respect to any Person, the treasurer of such Person.
“Type” means, when used in reference to any Loan or Borrowing, whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted Eurocurrency Rate or the Alternate Base Rate.
“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or any other state the laws of which are required to be applied in connection with the issue of perfection of security interests.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.
“U.S.” means the United States of America.
“U.S. Borrower” means the Borrower if it is a “United States person” within the meaning of Section 7701(a)(30) of the Code.
“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.17(f).

Exhibit 10.1
“Variable Interest Entity” means any Person that is not a Subsidiary under clause (a) of the definition of such term but the accounts of which are consolidated with those of the Borrower under GAAP as a result of its status as a variable interest entity.
“Voting Participant” has the meaning assigned to such term in Section 9.04(c)(vi).
“Voting Participant Notification” has the meaning assigned to such term in Section 9.04(c)(vi).
“wholly-owned Subsidiary” means, with respect to any Person at any date, a subsidiary of such Person of which 100% of the Equity Interests (other than directors’ qualifying shares) are, as of such date, owned and controlled by such Person or one or more wholly-owned Subsidiaries of such Person or by such Person and one or more wholly-owned Subsidiaries of such Person. Unless otherwise specified, “wholly-owned Subsidiary” means a wholly-owned Subsidiary of the Borrower.
“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
SECTION 1.02. Types of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Type (e.g., a “Eurocurrency Loan” or an “ABR Loan”). Borrowings also may be classified and referred to by Type (e.g., a “Eurocurrency Borrowing” or an “ABR Borrowing”).
SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, amended and restated, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (a) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignment set forth herein), (a) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (a) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (a) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

Exhibit 10.1
SECTION 1.04. Accounting Terms; GAAP.
(a) Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision (including any definition) hereof to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, in each case other than for purposes of Section 3.04 or Section 5.01, (i) without giving effect to any election under Accounting Standards Codification 825-10-25 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrower or any Subsidiary at “fair value”, as defined therein and (i) without giving effect to any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof. Except for purposes of Sections 3.04 and 5.01, where reference is made to “the Borrower and the Subsidiaries on a consolidated basis” or similar language, such consolidation shall exclude therefrom all amounts attributable to Variable Interest Entities (other than SPE Subsidiaries).
(b) All pro forma computations required to be made hereunder giving effect to any Material Acquisition or Material Disposition shall be calculated on a Pro Forma Basis after giving pro forma effect thereto (and, in the case of any pro forma computations made hereunder to determine whether a transaction is permitted to be consummated hereunder, to any other such transaction consummated since the first day of the period covered by any component of such pro forma computation and on or prior to the date of such computation), and, to the extent applicable, to the historical earnings and cash flows associated with the assets acquired or disposed of and any related incurrence or reduction of Indebtedness, all in accordance with Article 11 of Regulation S-X under the Securities Act. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Swap Agreement applicable to such Indebtedness if such Swap Agreement has a remaining term in excess of 12 months).
SECTION 1.05. Currency Translations. For purposes of any determination under Section 6.01, 6.02 or 6.05 or under clauses (f), (g) or (k) of Article VII, all amounts incurred, outstanding or proposed to be incurred or outstanding in currencies other than dollars shall be translated into dollars at the currency exchange rates in effect on the date of such determination; provided, that no Default or Event of Default shall arise as a result of any limitation set forth in dollars in Section 6.01, 6.02 or 6.05 being exceeded solely as a result of changes in currency exchange rates from those rates applicable at the time or times Indebtedness, Liens or Sale/Leaseback Transactions were initially consummated in reliance on the exceptions under such Sections.

Exhibit 10.1
SECTION 1.06. Benchmark Replacement. The Administrative Agent does not warrant nor accept any responsibility nor shall the Administrative Agent have any liability with respect to (i) any Benchmark Replacement Conforming Changes, (ii) the administration, submission or any matter relating to the rates in the definition of Eurocurrency Rate or with respect to any rate that is an alternative, comparable or successor rate thereto or (iii) the effect of any of the foregoing.
ARTICLE II
The Credits

SECTION 2.01. The Commitments. Subject to the terms and conditions set forth herein, each Lender severally agrees to make Loans to the Borrower on the Borrowing Date in an aggregate principal amount not to exceed such Lender’s Commitment as in effect on such date immediately prior to making such Loans. All Loans shall be denominated in dollars. Any amount borrowed under this Section 2.01 and subsequently repaid or prepaid may not be reborrowed. Unless previously terminated, the unused Commitments shall terminate upon the earlier of (i) the making of the Loans on the Borrowing Date and (ii) 5.00 pm (New York City time) on April 3, 2020.
SECTION 2.02. Loans and Borrowings.
(a) Each Loan shall be made as part of a Borrowing consisting of Loans of the same Type made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided, that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.
(b) Subject to Section 2.14, each Borrowing shall be comprised entirely of ABR Loans or Eurocurrency Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any Eurocurrency Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided, that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.
(c) At the commencement of each Interest Period for any Eurocurrency Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000. At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000; provided, that an ABR Borrowing may be in an aggregate amount that is equal to the entire unused balance of the Total Commitment. Borrowings of more than one Type may be outstanding at the same time; provided, that there shall not at any time be more than a total of ten Eurocurrency Borrowings outstanding.
(d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

Exhibit 10.1
SECTION 2.03. Requests for Borrowings. To request a Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurocurrency Borrowing, not later than 1:00 p.m., New York City time, three Business Days before the date of the proposed Borrowing or (a) in the case of an ABR Borrowing, not later than 12:00 p.m., New York City time, one Business Day prior to the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or facsimile or other electronic transmission to the Administrative Agent of a written Borrowing Request substantially in the form of Exhibit C signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information:
(i) the aggregate amount of the requested Borrowing;
(ii) the date of such Borrowing, which shall be a Business Day;
(iii) whether such Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing;
(iv) in the case of a Eurocurrency Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and
(v) the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.07.
If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurocurrency Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.
SECTION 2.04. [Reserved].
SECTION 2.05. [Reserved].
SECTION 2.06. [Reserved].
SECTION 2.07. Funding of Borrowings.
(a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower promptly, and in no event later than 2:00 p.m., New York City time, crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent in New York City and designated by the Borrower in the applicable Borrowing Request.
(b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with clause (a) of this Section and may, in reliance upon such assumption and in its sole discretion, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and Borrower agree (severally and not jointly) to

Exhibit 10.1
pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (i) in the case of the Borrower, the interest rate applicable to such Loan. If such Lender pays such amount to the Administrative Agent, then such amount (less interest) shall constitute such Lender’s Loan included in such Borrowing. With respect to any share of a Borrowing not made available by a Lender as contemplated above, if such Lender subsequently pays its share of such Borrowing to the Administrative Agent, then the Administrative Agent shall promptly repay to the Borrower any corresponding amount paid by the Borrower to the Administrative Agent as provided in this clause (b) (including interest thereon to the extent received by the Administrative Agent from the Borrower); provided, that such repayment to the Borrower shall not operate as a waiver or any abandonment of any rights or remedies of the Borrower with respect to such Lender.
SECTION 2.08. Interest Elections.
(a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request or designated by Section 2.03 and, in the case of a Eurocurrency Borrowing, shall have an initial Interest Period as specified in such Borrowing Request or designated by Section 2.03. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurocurrency Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.
(b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower was requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or facsimile or by other electronic transmission to the Administrative Agent of a written Interest Election Request substantially in the form of Exhibit D signed by the Borrower.
(c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.03:
(i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);
(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;
(iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing; and

Exhibit 10.1
(iv) if the resulting Borrowing is a Eurocurrency Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period” and permitted under Section 2.02(d).
If any such Interest Election Request requests a Eurocurrency Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.
(d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.
(e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurocurrency Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and (except in the case of an Event of Default under clause (h) or (i) of Article VII) the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurocurrency Borrowing and (i) unless repaid, each Eurocurrency Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.
SECTION 2.09. Optional Prepayment of Loans.
(a) [Reserved].
(b) The Borrower shall have the right at any time and from time to time to prepay, without premium or penalty (other than, with respect to Eurocurrency Borrowings, payments that may become due under Section 2.16), the Loans, in whole or in part, subject to the requirements of this Section 2.09(b); provided, that each partial repayment of the Loans shall be in an amount that is an integral multiple of $1,000,000 and not less than $2,500,000. The Borrower shall notify the Administrative Agent by telephone (confirmed by facsimile or by other electronic transmission) of any prepayment hereunder (i) in the case of prepayment of a Eurocurrency Borrowing, not later than 2:00 p.m., New York City time, three Business Days before the date of prepayment or (ii) in the case of prepayment of an ABR Borrowing, not later than 2:00 p.m., New York City time, one Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of the Loans or portion thereof to be prepaid; provided, that a notice of optional prepayment may state that such notice is conditioned upon the effectiveness of other credit facilities or the receipt of the proceeds from the issuance of other Indebtedness or any other event, in which case, such notice of prepayment may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified date) if such condition is not satisfied. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each prepayment of a Borrowing under this Section 2.09(b) shall be applied ratably to the Loans prepaid. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13(d). Each prepayment of a Borrowing under this Section 2.09(b) shall not be reborrowed.
SECTION 2.10. Repayment of Loans; Evidence of Debt.
(a) The Borrower hereby unconditionally promises to repay on the Maturity Date the then remaining unpaid principal amount of the Loans. Such payment shall be made to the Administrative Agent for the ratable account of the Lenders based on the then outstanding Loans.

Exhibit 10.1
(b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from the Loans made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.
(c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of the Loans made hereunder, the Type thereof and the Interest Period applicable thereto, (i) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder, (i) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof and (i) the application or disbursement by the Administrative Agent of any amounts pursuant to this Agreement or any other Loan Document.
(d) The entries made in the accounts maintained pursuant to clauses (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein (and in the case of any inconsistency between the Register and the accounts maintained by any Lender or the Administrative Agent, the Register shall govern); provided, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans and pay interest thereon in accordance with the terms of this Agreement.
(e) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note, substantially in the form of Exhibit G, payable to such Lender and its registered assigns. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the payee named therein and its registered assigns.
SECTION 2.11. Mandatory Prepayments of Loans.
(a) In the event that the Borrower or any of its Subsidiaries receives any Net Cash Proceeds arising from any Asset Sale, Debt Issuance or Equity Issuance, then 100% of such Net Cash Proceeds shall be applied by the Borrower to prepay the Loans not later than five Business Days following the receipt by the Borrower or such Subsidiary of such Net Cash Proceeds. The Borrower shall notify the Administrative Agent within three Business Days of the receipt by the Borrower or its Subsidiary of any such Net Cash Proceeds and the Administrative Agent will promptly notify each Lender of its receipt of each such notice.
(b) The Borrower shall notify the Administrative Agent by telephone (confirmed by facsimile or by other electronic transmission) of any prepayment required by Section 2.11(a) (i) in the case of prepayment of a Eurocurrency Borrowing, not later than 2:00 p.m., New York City time, three Business Days before the date of prepayment or (ii) in the case of prepayment of an ABR Borrowing, not later than 2:00 p.m., New York City time, one Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid and set forth a reasonably detailed calculation of the amount of such mandatory prepayment. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each prepayment under Section 2.11(a) shall be applied ratably to the Loans. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13(d). Each prepayment of a Borrowing under this Section 2.11 shall not be reborrowed.

Exhibit 10.1
SECTION 2.12. Fees.
(a) The Borrower agrees to pay (or cause to be paid) to the Administrative Agent for the account of each Lender a duration fee (the “Duration Fee”) in an amount equal to the 0.25% of the aggregate principal amount of the Loans of such Lender outstanding at the close of business, New York City time, on the date that is 364 days after the Borrowing Date.
(b) The Borrower also agrees to pay (or cause to be paid) to the Administrative Agent, the Arrangers and the Lenders any applicable fees respectively required to be paid to them in such amounts and payable at such times as separately agreed between them in writing, including as set forth in the Fee Letter.
(c) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, in the case of the Duration Fee, in accordance with this Section 2.12. Fees paid shall not be refundable under any circumstances.
SECTION 2.13. Interest.
(a) The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate.
(b) The Loans comprising each Eurocurrency Borrowing shall bear interest at the Adjusted Eurocurrency Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.
(c) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration, by mandatory prepayment or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2.00% per annum plus the rate otherwise applicable to such Loan as provided in the preceding clauses of this Section or (i) in the case of any other amount, 2.00% per annum plus the rate applicable to ABR Loans as provided in clause (a) of this Section.
(d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and upon termination of the Commitments; provided, that (i) interest accrued pursuant to clause (c) of this Section shall be payable on demand, (i) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Loan prior to the Maturity Date), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (i) in the event of any conversion of any Eurocurrency Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.
(e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and, in each case, shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Adjusted Eurocurrency Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

Exhibit 10.1
SECTION 2.14. Alternate Rate of Interest. If prior to the commencement of any Interest Period for any Eurocurrency Borrowing:
(a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted Eurocurrency Rate for such Interest Period; or
(b) the Administrative Agent is advised by the Required Lenders that the Adjusted Eurocurrency Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their respective Loans (or its Loan) included in such Borrowing for such Interest Period;
then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone (promptly confirmed in writing) or facsimile or by other electronic transmission as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and such Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurocurrency Borrowing shall be ineffective and such Borrowing (unless prepaid) shall be converted to, or continued as, an ABR Borrowing and (ii) if any Borrowing Request requests a Eurocurrency Borrowing, such Borrowing shall be made as an ABR Borrowing; provided, that following the first day that such condition shall cease to exist, such Borrowings may be made as or converted to Eurocurrency Borrowings at the request of and in accordance with the elections of the Borrower.
SECTION 2.15. Increased Costs.
(a) If any Change in Law shall:
(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any such reserve requirement reflected in the Adjusted Eurocurrency Rate);
(ii) subject any Lender to any Taxes on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto (other than (A) Indemnified Taxes or (A) Excluded Taxes); or
(iii) impose on any Lender or the London interbank market any other condition, cost, or expense (other than Taxes) affecting this Agreement or Eurocurrency Loans made by such Lender;
and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or any other amount) then so long as such Lender is requiring reimbursement for such increased costs from similarly situated borrowers under comparable, syndicated credit facilities, then, upon the request of such Lender, the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

Exhibit 10.1
(b) If any Lender determines that any Change in Law affecting such Lender or any lending office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements has had or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy and liquidity), then, from time to time upon request of such Lender, the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.
(c) A certificate of a Lender setting forth in reasonable detail an explanation of the amount or amounts necessary to compensate such Lender or its respective holding companies, as the case may be, as specified in clauses (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error; provided, that such Lender shall not be under any obligation to include in such certificate any information in respect of which disclosure is prohibited by applicable law or any binding confidentiality agreement. The Borrower shall pay such Lender the amount shown as due on any such certificate within 30 days after receipt thereof.
(d) Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided, that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided, further, that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

Exhibit 10.1
SECTION 2.16. Break Funding Payments. In the event of (a) the payment of any principal of any Eurocurrency Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (a) the conversion of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto, (a) the failure to borrow, convert, continue or prepay any Eurocurrency Loan (or to convert any ABR Loan into a Eurocurrency Loan) on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.09(b) and is revoked in accordance therewith) or (d) the assignment of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower to replace a Lender pursuant to Section 2.19(b) or Section 9.02(c), then, in any such event, the Borrower shall compensate each Lender for the loss, cost and reasonable expense actually incurred (excluding loss of anticipated profits) by such Lender and attributable to such event. In the case of a Eurocurrency Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such Loan had such event not occurred, at the Eurocurrency Rate (without consideration of the Applicable Rate) that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (i) the amount of interest that would accrue on such principal amount for such period at the interest rate that such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the London eurodollar market (without consideration of the Applicable Rate). A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after the Borrower’s receipt thereof.
SECTION 2.17. Taxes.
(a) Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made free and clear of and without deduction or withholding for any Taxes; provided, that if any applicable law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment, the applicable withholding agent shall be entitled to make such deductions and timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after making all required deductions for or withholding of Indemnified Taxes (including deductions or withholding applicable to additional sums payable under this Section) the Administrative Agent or a Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholding been made.
(b) Without limiting the provisions of Section 2.17(a) above, the Loan Parties shall timely pay, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

Exhibit 10.1
(c) To the extent not paid, reimbursed or compensated pursuant to Section 2.17(a) or (b), the Loan Parties shall jointly and severally indemnify the Administrative Agent and each Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes payable by the Administrative Agent or such Lender, as the case may be, on or with respect to any payment by or on account of any obligation of the Loan Parties under any Loan Document (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority (except for any interest, penalties, or expenses determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of the Administrative Agent or such Lender, as the case may be). A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender, or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(d) Each Lender shall severally indemnify the Administrative Agent for any Taxes (but, in the case of any Indemnified Taxes, only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so) attributable to such Lender (including any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04(c)(iv) relating to the maintenance of a Participant Register) that are paid or payable by the Administrative Agent in connection with any Loan Document and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. The indemnity under this Section 2.17(d) shall be paid within 10 days after the Administrative Agent delivers to the applicable Lender a certificate stating the amount of Taxes so paid or payable by the Administrative Agent. Such certificate shall be conclusive of the amount so paid or payable absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any and all amounts due to the Administrative Agent under this Section 2.17(d).
(e) As soon as practicable after any payment of Indemnified Taxes by the Loan Parties to a Governmental Authority pursuant to Section 2.17(a), the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(f) Any Foreign Lender that is entitled to an exemption from or reduction of any applicable withholding tax with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate. In addition, any Lender, if requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine that such Lender is not subject to backup withholding or information reporting requirements.

Exhibit 10.1
Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such forms (other than such documentation set forth in clauses (i) through (v) below and documentation related to FATCA) shall not be required if in applicable Lender’s judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense (or, in the case of a Change in Law, any incremental material unreimbursed cost or expense) or would materially prejudice the legal or commercial position of such Lender. Upon the reasonable request of the Borrower or the Administrative Agent, any Lender shall update any form or certification previously delivered pursuant to this Section 2.17(f).
Without limiting the generality of the foregoing, any Lender shall (in the case of clauses (ii) through (vi) below, to the extent it is legally entitled to do so), deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:
(i) duly completed copies of Internal Revenue Service Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax,
(ii) duly completed copies of Internal Revenue Service Form W-8BEN or W-8BEN-E, as applicable, claiming any applicable eligibility for benefits of an income tax treaty to which the U.S. is a party,
(iii) duly completed copies of Internal Revenue Service Form W-8ECI,
(iv) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate substantially in the Form of Exhibit H-1 to the effect that such Foreign Lender is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (A) a “10-percent shareholder” of the Borrower within the meaning of section 881(c)(3)(B) of the Code, or (A) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) duly completed copies of Internal Revenue Service Form W-8BEN or W-8BEN-E, as applicable,
(v) to the extent a Foreign Lender is not the beneficial owner, an Internal Revenue Service Form W-8IMY, accompanied by a Form W-8ECI, W-8BEN, W-8BEN-E, U.S. Tax Compliance Certificate substantially in the Form of Exhibit H-3 or Exhibit H-4, Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided, that, if the Foreign Lender is a partnership and one or more beneficial owners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the Form of Exhibit H-2 on behalf of such beneficial owners, or
(vi) any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made.

Exhibit 10.1
Each Lender agrees that if any form or certification previously delivered by such Lender pursuant to this Section 2.17(f) expires or becomes obsolete or inaccurate in any material respect, such Lender shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of such Lender’s legal inability to do so.
If a payment made to a Lender under any Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA, to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 2.17(f), the term “FATCA” shall include any amendments made to FATCA after the date of this Agreement and the term “applicable law” includes FATCA.
(g) Each Fee Receiver hereby represents that it is a Permitted Fee Receiver and agrees to update Internal Revenue Service Form W-9 (or its successor form) or the applicable Internal Revenue Service Form W-8 (or its successor form) upon any change in such Fee Receiver’s circumstances or if such form expires or becomes inaccurate or obsolete, and to promptly notify the Borrower and the Administrative Agent if such Fee Receiver becomes legally ineligible to provide such form.
(h) If the Administrative Agent or a Lender determines, in its sole discretion, that it has received a refund of any Indemnified Taxes as to which it has been indemnified pursuant to this Section (including additional amounts paid by the Borrower pursuant to this Section), it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Indemnified Taxes giving rise to such refund), net of all out-of-pocket expenses (including any Taxes) of the Administrative Agent or such Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that the Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over pursuant to this clause (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender, as the case may be, in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this clause (h), in no event will the Administrative Agent or any Lender be required to pay any amount to the Borrower the payment of which would place the Administrative Agent or such Lender in a less favorable net after-Tax position than the Administrative Agent or such Lender would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This clause shall not be construed to require the Administrative Agent or any Lender to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the Borrower or any other Person.
(i) Each party’s obligations under this Section 2.17 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, termination of the Loan Documents and the repayment, satisfaction or discharge of all obligations thereunder.

Exhibit 10.1
SECTION 2.18. Payments Generally; Allocation of Proceeds; Sharing of Set-offs.
(a) The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, or fees, or of amounts payable under Section 2.15, 2.16, 2.17 or 9.03, or otherwise) at or prior to the time expressly required hereunder or under any other Loan Document for such payment (or, if no such time is expressly required, prior to 2:00 p.m., New York City time), on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 1300 Thames Street, Baltimore, MD 21231 or at such other address that the Administrative Agent shall advise the Borrower in writing, except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day and, in the case of any payment accruing interest or any payment of fees, such interest or fees, as applicable, shall be payable for the period of such extension. All payments under any Loan Document shall be made in dollars.
(b) Prior to any repayment of any Borrowings hereunder (other than the repayment in full of all outstanding Borrowings on the scheduled date of such repayment), the Borrower shall select the Borrowing or Borrowings to be paid and shall notify the Administrative Agent by telephone (confirmed by facsimile) of such selection at the times and on the days provided in Section 2.09 and 2.11; provided, that each repayment of Borrowings shall be applied to repay any outstanding ABR Borrowings before any other Borrowings. If the Borrower fails to make a timely selection of the Borrowing or Borrowings to be repaid (in accordance with the immediately preceding sentence) or prepaid (in accordance with Section 2.09 or 2.11), such payment shall be applied, first, to pay any outstanding ABR Borrowings and, second, to other Borrowings in the order of the remaining duration of their respective Interest Periods (the Borrowing with the shortest remaining Interest Period to be repaid first). Each repayment or prepayment of a Borrowing shall be applied ratably to the Loans included in such Borrowing.

Exhibit 10.1
(c) Any amounts received by the Administrative Agent in accordance with this Agreement or another Loan Document (i) not constituting (A) a specific payment of principal, interest, fees or other sum payable under the Loan Documents, or (B) a mandatory prepayment under Section 2.11 (which shall be applied in accordance with Section 2.11), or (i) after an Event of Default has occurred and is continuing and the Administrative Agent so elects or the Required Lenders so direct, shall be applied ratably to the Obligations as follows: first, to the payment of all costs and expenses incurred by the Administrative Agent in connection with such collection or sale or otherwise in connection with this Agreement, any other Loan Document or any of the Obligations, including all court costs and the fees and expenses of its agents and legal counsel, the repayment of all advances made by the Administrative Agent hereunder or under any other Loan Document on behalf of any Loan Party and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document, second, to the payment in full of the Obligations (the amounts so applied to be distributed among the Lenders pro rata in accordance with the amounts of the Obligations owed to them on the date of any such distribution), and third, to the Loan Parties, their successors or assigns, or as a court of competent jurisdiction may otherwise direct. Notwithstanding anything to the contrary contained in this Agreement, unless so directed by the Borrower or an Event of Default has occurred and is continuing, neither the Administrative Agent nor any Lender shall apply any payment that it receives to a Eurocurrency Loan, except (x) on the expiration date of the Interest Period applicable to any such Eurocurrency Loan or (y) in the event, and only to the extent, that there are no outstanding ABR Loans and, in any such event, the Borrower shall pay any break funding payment required in accordance with Section 2.16. The Administrative Agent and the Lenders shall have the continuing and exclusive right to apply and reverse and reapply any and all such proceeds and payments to any portion of the Obligations in accordance with the terms of this Agreement.
(d) Except to the extent otherwise provided herein (including Section 2.21): (i) each Borrowing shall be made from the Lenders and the termination and reduction of the Commitments under Section 2.11 shall be applied to the respective Commitments of the Lenders ratably among the undrawn Commitments then outstanding; (i) each Borrowing shall be allocated pro rata among the Lenders according to the amounts of their respective Commitments (in the case of the making of Loans) or their respective Loans that are to be included in such Borrowing (in the case of conversions and continuations of Loans); (i) each payment or prepayment of principal of the Loans by the Borrower shall be made for the account of the relevant Lenders pro rata in accordance with the respective unpaid principal amounts of the Loans made to the Borrower and held by them; and (i) each payment of interest on the Loans by the Borrower shall be made for the accounts of the Lenders pro rata in accordance with the amounts of interest on such Loans then due and payable to them.
(e) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (i) second, towards payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

Exhibit 10.1
(f) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and accrued interest thereon then due than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans; provided, that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (i) the provisions of this clause (f) shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrower or any Subsidiary or other Affiliate thereof (as to which the provisions of this clause (f) shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.
(g) Unless the Administrative Agent shall have received notice from the Borrower, prior to the date on which any payment is due to the Administrative Agent for the account of a Lender hereunder, that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to such Lender the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
(h) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.07(b), 2.17(d), 2.18(g) or 9.03(c), then the Administrative Agent may, in its discretion and notwithstanding any contrary provision hereof, (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender for the benefit of the Administrative Agent (or, following the payment of all amounts then due to the Administrative Agent, to the extent the Lenders shall have funded payments to the Administrative Agent in respect of other such amounts, for the benefit of the other Lenders) to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid, and/or (i) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender under such Sections; in the case of each of clauses (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.

Exhibit 10.1
SECTION 2.19. Mitigation Obligations; Replacement of Lenders.
(a) If any Lender requests compensation under Section 2.15 or determines that it can no longer make or maintain Eurocurrency Loans pursuant to Section 2.22, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Sections 2.15 or 2.17 or mitigate the impact of Section 2.22, as the case may be, in the future and (i) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable out-of-pocket costs and expenses incurred by any Lender in connection with any such designation or assignment.
(b) If any Lender requests compensation under Section 2.15 or determines that it can no longer make or maintain Eurocurrency Loans pursuant to Section 2.22, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided, that (i) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (i) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (i) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.
SECTION 2.20. Benchmark Replacement.
(a) Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, the Administrative Agent and the Borrower may amend this Agreement in a manner mutually agreeable to replace the LIBO Screen Rate with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth Business Day after the Administrative Agent has posted such proposed amendment to all Lenders and the Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders; provided, that, with respect to any proposed amendment containing any SOFR-Based Rate, the Lenders shall be entitled to object only to the Benchmark Replacement Adjustment contained therein. Any such amendment with respect to an Early Opt-in Election will become effective on the date that Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders accept such amendment. No replacement of the LIBO Screen Rate with a Benchmark Replacement pursuant to this Section 2.20 will occur prior to the applicable Benchmark Transition Start Date.

Exhibit 10.1
(b) In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make, in consultation with the Borrower, Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.
(c) The Administrative Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date and Benchmark Transition Start Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes and (iv) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent, the Borrower or the Lenders pursuant to this Section 2.20 including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 2.20.
(d) Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a Eurocurrency Borrowing of, conversion to or continuation of Eurocurrency Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to ABR Loans. During any Benchmark Unavailability Period, the component of ABR based upon the LIBO Screen Rate will not be used in any determination of ABR.
SECTION 2.21. [Reserved].
SECTION 2.22. Illegality. Notwithstanding any other provision herein, if the adoption of any law or any Change in Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurocurrency Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make Eurocurrency Loans, continue Eurocurrency Loans as such and convert ABR Loans to Eurocurrency Loans shall forthwith be suspended to the extent necessary for such Lender to avoid any such unlawful action until such Lender notifies the Administrative Agent that it is lawful for such Lender to make or maintain Eurocurrency Loans as contemplated by this Agreement; provided, that notwithstanding the suspension contemplated by this clause (a), the commitment of such Lender hereunder to make ABR Loans shall continue to be in effect, and (b) such Lender’s Loans then outstanding as Eurocurrency Loans, if any, shall be converted to available and lawful Interest Periods, if any, or to ABR Loans, at the option of the Borrower, on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurocurrency Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the applicable Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Section 2.16.

Exhibit 10.1
ARTICLE III
Representations and Warranties

The Borrower represents and warrants to the Lenders, as of the Closing Date and the Borrowing Date, that:
SECTION 3.01. Organization; Powers. Each Loan Party (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority (i) to carry on its business as now conducted and as proposed to be conducted, (ii) to execute, deliver and perform its obligations under each Loan Document to which it is a party and (iii) to effect the Transactions, and (c) is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where the failure to so qualify, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
SECTION 3.02. Authorization; Enforceability. The Transactions to be entered into by each Loan Party and the execution, delivery and performance by each Loan Party of the Loan Documents have been duly authorized by all necessary corporate or other action and, if required, action by the holders of such Loan Party’s Equity Interests. This Agreement has been duly executed and delivered by the Borrower and constitutes, and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of the Borrower or such Loan Party (as the case may be), enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
SECTION 3.03. Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (a) will not violate any material Requirement of Law applicable to the Borrower or any Subsidiary to the extent failure to comply therewith could reasonably be expected to have a Material Adverse Effect, (a) will not violate the charter, by-laws or other organizational documents of the Borrower or any Subsidiary, (a) will not violate or result in a material default under any material indenture, agreement or other instrument binding upon the Borrower or any Subsidiary or their respective assets, or give rise to a right thereunder to require any material payment to be made by the Borrower or any Subsidiary or give rise to a right of, or result in, termination, cancelation or acceleration of any material obligation thereunder and (a) will not result in the creation or imposition of any Lien (other than a Lien permitted under Section 6.02) on any asset of the Borrower or any Subsidiary.
SECTION 3.04. Financial Condition; No Material Adverse Change.
(a) The Borrower has heretofore furnished to the Lenders (i) its consolidated balance sheet and consolidated statements of income, stockholders’ equity and cash flows as of and for the fiscal year ended September 28, 2019, reported on by PricewaterhouseCoopers LLP, independent registered public accounting firm, and (i) as of the Closing Date, the other financial statements described in Section 4.01(b) below. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its Subsidiaries as of such dates and for such periods in accordance with GAAP consistently applied, subject to year-end audit adjustments and the absence of footnotes and consolidated statements of stockholders’ equity in the case of the statements referred to in clause (ii) above.
(b) Since September 28, 2019, there has not occurred any event, change or condition that has had, or could reasonably be expected to have, a Material Adverse Effect.

Exhibit 10.1
(c) The fair value of the assets of the Borrower and its Subsidiaries (both at fair valuation and at present fair saleable value) is greater than the total amount of liabilities (including contingent and unliquidated liabilities) of the Borrower and its Subsidiaries and the Borrower and its Subsidiaries are able to pay all their liabilities as such liabilities mature and do not have unreasonably small capital with which to carry on their business. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
SECTION 3.05. Properties.
(a) The Borrower and each of its Subsidiaries has good title to, or valid leasehold interests in, all the real and personal property that is material to its business, free of all Liens, other than Liens permitted by Section 6.02.
(b) The Borrower and each of its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Borrower and its Subsidiaries does not infringe in any material respect upon the rights of any other Person.
SECTION 3.06. Litigation and Environmental Matters.
(a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower or any Subsidiary, threatened against or affecting the Borrower or any Subsidiary (i) that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (i) that involve any of the Loan Documents or the Transactions.
(b) Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Borrower nor any Subsidiary (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, registration or license or other approval required under any Environmental Law, (i) has become subject to any Environmental Liability, (i) has received notice of any pending or threatened claim with respect to any Environmental Liability or (i) knows of any conditions or circumstances that could reasonably be expected to form the basis for any Environmental Liability.
SECTION 3.07. Compliance with Laws and Agreements. The Borrower and each of its Subsidiaries is in compliance with (a) all Requirements of Law applicable to it or its property except any noncompliance therewith which could not reasonably be expected to result in a Material Adverse Effect and (a) in all material respects, all indentures and material agreements and other instruments binding upon it or its property.
SECTION 3.08. Investment Company Status. Neither the Borrower nor any of its Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended, or is subject to registration under such Act.

Exhibit 10.1
SECTION 3.09. Taxes. The Borrower and each of its Subsidiaries (a) has timely filed or caused to be filed all Tax returns and reports required to have been filed, except to the extent that failure to do so could not reasonably be expected to result in a Material Adverse Effect, and (a) except to the extent that failure to do so could not reasonably be expected to result in a Material Adverse Effect, has paid or caused to be paid all Taxes required to have been paid by it, except any Taxes that are being contested in good faith by appropriate proceedings; provided, that the Borrower or such Subsidiary, as the case may be, has set aside on its books adequate reserves therefor in accordance with Financial Accounting Standards Board Accounting Standards Codification 740, Income Taxes. No material Tax liens have been filed and no material claims are being asserted with respect to any Taxes.
SECTION 3.10. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. Each Plan and Foreign Pension Plan has been maintained, operated, and funded in compliance with its own terms and in compliance with the provisions of ERISA, the Code, and any other applicable federal, state laws or foreign laws, and the minimum funding standards of ERISA, the Code or any similar foreign law with respect to each Plan or Foreign Pension Plan have been satisfied, except in each case where the failure to do so could not reasonably be expected to result in a Material Adverse Effect. None of the Borrower or any of its Subsidiaries is an entity deemed to hold “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA).
SECTION 3.11. Disclosure. None of (a) the Borrower’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 28, 2019 or its Annual Report on Form 10-K for the fiscal year ended September 28, 2019 (collectively, the “SEC Filings”) or (b) any of the other reports, financial statements, certificates or other information furnished by or on behalf of the Borrowers to the Administrative Agent or any Lender pursuant to any Loan Document or delivered thereunder (as modified or supplemented by other information then or theretofore furnished by or on behalf of the Borrowers to the Administrative Agent in connection herewith), as of the date of such SEC Filings or the date such disclosures are delivered, as applicable, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that, with respect to projected financial information, the Borrowers represent only that such information was prepared in good faith based upon assumptions believed by them to be reasonable at the time delivered (unless otherwise updated subsequent thereto, in which case such information was prepared in good faith based upon assumptions believed by them to be reasonable at the time updated).
SECTION 3.12. Insurance. The properties of the Borrower and its Subsidiaries are insured with financially sound and reputable insurance companies or through self-insurance and the Borrower believes that such insurance maintained by or on behalf of the Loan Parties and their subsidiaries is adequate. As of the Closing Date, all premiums due in respect of such insurance have been paid.
SECTION 3.13. Use of Proceeds; Margin Regulations. Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock. Following the application of the proceeds of the Loans, not more than 25% of the value of the assets (either of the Borrower only or of the Borrower and its Subsidiaries on a consolidated basis) subject to the provisions of Section 6.02, Section 6.03 or any other provision restricting the disposition or pledge of Margin Stock, or subject to any restriction on the disposition or pledge of Margin Stock contained in any agreement or instrument between the Borrower and any Lender or any Affiliate of any Lender relating to Indebtedness and within the scope of clauses (f) or (g) of Article VII, will be Margin Stock.

Exhibit 10.1
SECTION 3.14. Labor Matters. As of the Closing Date, there are no strikes, lockouts or slowdowns or any other labor disputes against the Borrower or any Subsidiary pending or, to the knowledge of the Borrower or any Subsidiary, or threatened, that could reasonably be expected to have a Material Adverse Effect (other than the Disclosed Matters). The hours worked by and payments made to employees of the Borrower or any Subsidiary have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters except as could not reasonably be expected to have a Material Adverse Effect (other than the Disclosed Matters). All payments due from the Borrower or any Subsidiary, or for which any claim may be made against the Borrower or any Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of the Borrower or such Subsidiary, to the extent the failure to do so could reasonably be expected to have a Material Adverse Effect (other than the Disclosed Matters). The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which the Borrower or any Subsidiary is bound.
SECTION 3.15. Subsidiaries. Schedule 3.15 sets forth, as of the Closing Date, a correct and complete list of the name and type of organization of each of the Borrower’s Subsidiaries, indicating whether any Subsidiary is, as of the Closing Date, required to become a Subsidiary Guarantor pursuant to the Guarantee Requirement.
SECTION 3.16. Event of Default. No Default or Event of Default has occurred and is continuing.
SECTION 3.17. Anti-Corruption Laws and Sanctions. The Borrower has implemented and maintains in effect policies and procedures designed to promote compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Borrower, its Subsidiaries and their respective directors and officers and, to the knowledge of the Borrower and its Subsidiaries, their employees and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) the Borrower, any Subsidiary or, to the knowledge of the Borrower or any Subsidiary, any of their respective directors, officers or employees, or (b) to the knowledge of the Borrower or any Subsidiary, any agent of the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. The Transactions will not violate any Anti-Corruption Law or applicable Sanctions.
SECTION 3.18. Patriot Act. Each Loan Party is in compliance, in all material respects, with the Bank Secrecy Act, as amended by Title III of the Patriot Act.
SECTION 3.19. Solvency. The Borrower and its Subsidiaries are, as of the Closing Date, upon giving effect to the Transactions and as of each date of making the Loans and the application of proceeds thereof, on a consolidated basis, Solvent.
ARTICLE IV
Conditions
SECTION 4.01. The effectiveness of this Agreement is subject to satisfaction of the following conditions precedent:
(a) Loan Documents and Fee Letter. The Administrative Agent (or its counsel) shall have received a counterpart of this Agreement, the Fee Letter and, if required pursuant to the terms of this Agreement, the Guarantee Agreement signed on behalf of each party hereto or thereto, as applicable (or written evidence reasonably satisfactory to the Administrative Agent (which may include a facsimile or other electronic transmission of a signed signature page) that such party has signed such counterpart).

Exhibit 10.1
(b) Financial Statements. The Arrangers shall have received audited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of the Borrower and its Subsidiaries for the last three full fiscal years ended at least 60 days prior to the Closing Date, and unaudited consolidated and (to the extent available) consolidating balance sheets and related statements of income, stockholders’ equity and cash flows of the Borrower and its Subsidiaries for each subsequent fiscal quarterly interim period or periods ended at least 40 days prior to the Closing Date (and the corresponding period(s) of the prior fiscal year), which shall have been reviewed by the independent accountants for the Borrower as provided in Auditing Standards 4105: Reviews of Interim Financial Information.
(c) Fees and Expenses. The Lenders, the Administrative Agent and the Arrangers shall have received on the Closing Date all fees required to be paid and due on or prior to such date, and all expenses for which invoices have been presented at least two Business Days prior to the Closing Date, on or prior to the Closing Date.
(d) Closing Deliverables. The Administrative Agent shall have received:
(i) Legal Opinion. A favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Closing Date) of Sidley Austin LLP, counsel for the Borrower and the Loan Parties, covering customary matters relating to the Loan Parties, the Loan Documents and the Transactions. The Borrower hereby requests such counsel to deliver such opinions.
(ii) Officer’s Certificate. An officer’s certificate, signed by a Responsible Officer of the Borrower and dated the Closing Date, certifying that each of the conditions precedent set forth in Section 4.01(f) and (g) have been satisfied as of the Closing Date.
(iii) Organizational Documents. The Administrative Agent shall have received (i) a certificate of each applicable Loan Party, dated the Closing Date and executed by its Secretary or Assistant Secretary, which shall (A) certify the resolutions of its Board of Directors, members or other body authorizing the execution, delivery and performance of the Loan Documents to which it is a party and approving the Transactions, (B) identify by name and title and bear the signatures of the officers of such Loan Party authorized to sign the Loan Documents to which it is a party, and (C) contain appropriate attachments, including the certificate or articles of incorporation or organization of each Loan Party certified by the relevant authority of the jurisdiction of organization of such Loan Party and a true and correct copy of its bylaws or operating, management or partnership agreement, and (ii) a good standing certificate for each Loan Party from its jurisdiction of organization (to the extent applicable in the jurisdiction of organization of such Loan Party).
(e) “Know Your Customer” Requirements. The Lenders shall have received, at least three Business Days prior to the Closing Date, all documentation required under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act, to the extent reasonably requested by any Lender at least ten Business Days prior to the Closing Date.
(f) No Default. No Default or Event of Default has occurred and is continuing.

Exhibit 10.1
(g) Representations and Warranties. Each of the representations and warranties of each Loan Party set forth in the Loan Documents that are qualified by materiality are true and correct and such representations and warranties that are no so qualified are true and correct in all material respects, in each case, on and as of the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case, such representations and warranties are true and correct in all material respects, in each case, as of such earlier date).
(h) Solvency Certificate. The Administrative Agent shall have received a Solvency Certificate, signed by the Chief Financial Officer, the Treasurer or other officer of equivalent duties of the Borrower and dated the Closing Date.
Without limiting the generality of the provisions of Article VIII, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.
SECTION 4.02.  The obligations of the Lenders to make the Loans hereunder shall not become effective until the date on which each of the following conditions shall be satisfied (or waived in accordance with Section 9.02):
(a) Borrowing Request. The Administrative Agent shall have received a Borrowing Request in accordance with Section 2.03.
(b) No Default. No Default or Event of Default has occurred and is continuing.
(c) Representations and Warranties. Each of the representations and warranties of each Loan Party set forth in the Loan Documents that are qualified by materiality are true and correct and such representations and warranties that are not so qualified are true and correct in all material respects, in each case, on and as of the Borrowing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case, such representations and warranties are true and correct in all material respects, in each case, as of such earlier date).
The Borrowing Request shall be deemed to be a representation and warranty that the conditions specified in Sections 4.01 and 4.02 have been satisfied on and as of the date of the Borrowing.
ARTICLE V
Affirmative Covenants

Until the principal of and interest on each Loan and all fees, expenses and other amounts payable under any Loan Document (other than contingent amounts not yet due) shall have been paid in full, the Borrower covenants and agrees with the Lenders that:
SECTION 5.01. Financial Statements and Other Information. The Borrower will furnish to the Administrative Agent for prompt delivery to each Lender:

Exhibit 10.1
(a) as soon as possible, but in any event within 75 days after the end of each fiscal year of the Borrower, the Borrower’s audited consolidated balance sheet and audited consolidated statements of operations, stockholders’ equity and cash flows as of the end of and for such year, and related notes thereto, setting forth, in each case, in comparative form the figures for (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all reported on by PricewaterhouseCoopers LLP or other independent registered public accounting firm of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial position and results of operations and cash flows of the Borrower and its consolidated Subsidiaries as of the end of and for such fiscal year on a consolidated basis in accordance with GAAP consistently applied;
(b) as soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, the Borrower’s unaudited consolidated balance sheet and unaudited consolidated statements of operations and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth, in each case, in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by the Chief Financial Officer of the Borrower as presenting fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its consolidated Subsidiaries as of the end of and for such fiscal quarter or such portion of the fiscal year on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;
(c) concurrently with any delivery or deemed delivery of financial statements under clauses (a) or (b) above (or, in the case of any such delivery under clause (a) above, within 75 days after the end of the applicable fiscal year of the Borrower) a certificate of the Chief Financial Officer of the Borrower substantially in the form of Exhibit E certifying (i) (solely in the case of financial statements delivered pursuant to clause (b) above) such financial statements as presenting fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its consolidated Subsidiaries as of the end of and for such fiscal quarter or the then elapsed portion of the fiscal year on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes, (i) as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (i) setting forth reasonably detailed calculations demonstrating compliance with the covenants contained in Sections 6.07 and 6.08 and, if as of the date of such financial statements the Borrower’s consolidated financial statements include the results of any Variable Interest Entity that is not a “Subsidiary” for purposes hereof, including a statement in sufficient detail of amounts in respect of Variable Interest Entities excluded in calculating such covenants, and (i) stating whether any change in GAAP or in the application thereof that applies to the Borrower or any of its consolidated Subsidiaries has occurred since the later of the date of the Borrower’s most recent audited financial statements referred to in Section 3.04 and the date of the most recent prior certificate delivered pursuant to this clause (c) indicating such a change and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

Exhibit 10.1
(d) concurrently with any delivery of financial statements under clause (a) of this Section, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their audit of such financial statements of any failure of the Borrower to comply with the terms, covenants, provisions or conditions of Section 6.07 or Section 6.08 insofar as they relate to accounting matters and, if such accounting firm has obtained such knowledge of any failure to comply, a statement as to the nature thereof (which certificate may be limited to the extent required by accounting rules or guidelines);
(e) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials (other than registration statements on Form S-8 or any similar or successor form) filed by the Borrower or any Subsidiary with the SEC, or any Governmental Authority succeeding to any or all of the functions of the SEC, or with any national securities exchange, or distributed by the Borrower to the holders of its Equity Interests generally, as the case may be;
(f) promptly after Moody’s, S&P or Fitch shall have announced (i) a change in its Facility Rating, Corporate Rating or Index Rating (or the establishment of any such rating), (ii) that it shall no longer maintain a Facility Rating, a Corporate Rating or an Index Rating, (iii) a change of its rating system or (iv) that it shall cease to be in the business of issuing corporate debt ratings, written notice of such development or rating change;
(g) promptly following any reasonable request therefor from the Administrative Agent, copies of any documents described in Sections 101(k) or 101(l) of ERISA that any Loan Party or any ERISA Affiliate may request with respect to any Multiemployer Plan; provided, that if the Loan Parties or any of the ERISA Affiliates have not requested such documents or notices from the administrator or sponsor of the applicable Multiemployer Plan, then, upon reasonable request of the Administrative Agent, the Loan Parties and/or the ERISA Affiliates shall promptly make a request for such documents or notices from such administrator or sponsor and the Borrower shall provide copies of such documents and notices promptly after receipt thereof; and
(h) promptly following any reasonable request therefor, (i) such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary, or compliance with the terms of this Agreement, as the Administrative Agent (on behalf of any Lender) may reasonably request or (ii) information and documentation reasonably requested by the Administrative Agent (on behalf of any Lender) for purposes of compliance with applicable “know your customer” requirements under the PATRIOT Act or other applicable anti-money laundering laws.
Information required to be delivered pursuant to Sections 5.01(a), (b), (e) and (f) shall be deemed to have been delivered on the date on which the Borrower provides notice to the Administrative Agent that such information has been posted on the SEC website on the Internet at www.sec.gov, or at another website identified in such notice and accessible by the Lenders without charge; provided, that such notice may be included in a certificate delivered pursuant to Section 5.01(c).
SECTION 5.02. Notices of Material Events. The Borrower will furnish to the Administrative Agent (for prompt distribution to each Lender through the Administrative Agent) written notice promptly, but in any event within five Business Days of, any of the Chief Executive Officer, the President, the General Counsel or the Chief Financial Officer of the Borrower obtaining actual knowledge of the following:

Exhibit 10.1
(a) the occurrence of any Default or Event of Default;
(b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or, to the knowledge of any Responsible Officer of the Borrower or any Subsidiary, affecting the Borrower or any Affiliate thereof that could reasonably be expected to result in a Material Adverse Effect;
(c) the occurrence of any ERISA Event or any fact or circumstance that gives rise to a reasonable expectation that any ERISA Event will occur that, in either case, alone or together with any other ERISA Events that have occurred or are reasonably expected to occur, could reasonably be expected to result in a liability in excess of $150,000,000; and
(d) any event, notice, circumstance or other development (including notice of any Environmental Liability) that results in, or could reasonably be expected to result in, a Material Adverse Effect.
Each notice delivered under this Section shall be accompanied by a written statement of a Responsible Officer of the Borrower setting forth the details of the event, notice, circumstance or other development requiring such notice and any action taken or proposed to be taken with respect thereto.
SECTION 5.03. Existence; Conduct of Business. Each Loan Party will, and will cause its Subsidiaries to, do or cause to be done all things necessary to obtain, preserve, renew and keep in full force and effect its legal existence and, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect, the rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business; provided, that the foregoing shall not prohibit (a) any merger, consolidation, liquidation or dissolution permitted under Section 6.03 or (b) any disposition of assets permitted under Section 6.03.
SECTION 5.04. Payment of Obligations. Each Loan Party will, and will cause its Subsidiaries to, pay or discharge all Material Indebtedness and all other material liabilities and obligations, including Taxes, before such liabilities shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (a) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP, (a) no attempt is being made to effect collection, or such contest effectively suspends collection, of the contested obligation and the enforcement of any Lien securing such obligation and (a) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.
SECTION 5.05. Maintenance of Properties. Each Loan Party will, and will cause its Subsidiaries to, keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted.
SECTION 5.06. Books and Records; Inspection Rights. Each Loan Party will, and will cause each Subsidiary to, (i) keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities and (i) in the case of each Loan Party, permit any representatives designated by the Administrative Agent or any Lender (including employees of the Administrative Agent, any Lender or any consultants, accountants, lawyers and appraisers retained by the Administrative Agent or any Lender), upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times during normal business hours and as often as reasonably requested (but no more frequently than annually unless an Event of Default exists) and all with a representative of the Borrower present.

Exhibit 10.1
SECTION 5.07. Compliance with Laws. Each Loan Party will, and will cause each of its Subsidiaries to, comply with all Requirements of Law with respect to it or its property, except where non-compliance could not reasonably be expected to result in a Material Adverse Effect or where the necessity of compliance therewith is contested in good faith by appropriate proceedings.
SECTION 5.08. Use of Proceeds.
(a) The proceeds of the Loans will be used to (i) finance general working capital needs and for other general corporate purposes, in each case, of the Borrower and its Subsidiaries and (ii)(A) refinance, in whole or in part, the Company’s June 2020 Senior Notes, (B) refinance, in whole or in part, the Borrower’s commercial paper borrowings and/or (C) pay, all or a part of, the outstanding balance of “Loans” under the Existing Credit Agreement. No part of the proceeds of the Loans will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X.
(b) The Borrower will not request any Loan, and the Borrower will not use, and will procure that its Subsidiaries and it and its Subsidiaries’ respective directors, officers, employees and agents will not use, the proceeds of any Loan (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country to the extent such activities, businesses or transaction are not permissible for a Person required to comply with Sanctions or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto.
SECTION 5.09. Insurance. The Borrower will, and will cause each Subsidiary to, maintain with financially sound and reputable insurance companies or through self-insurance, (i) insurance or self-insurance in such amounts (with no greater risk retention) and against such risks as is considered adequate by the Borrower, in its good faith judgment, and (i) all other insurance as may be required by law. The Borrower will furnish to the Administrative Agent, upon the reasonable request of the Administrative Agent, information in reasonable detail as to the insurance so maintained.
SECTION 5.10. [Reserved].
SECTION 5.11. Guarantee Requirement; Further Assurances. The Borrower will, and will cause each Subsidiary to, execute any and all further documents, agreements and instruments, and take all such further actions that may be required under any applicable law, or that the Administrative Agent or the Required Lenders may reasonably request, to cause the Guarantee Requirement to be and remain satisfied at all times or otherwise to give effect to the provisions of the Loan Documents, all at the expense of the Loan Parties.
ARTICLE VI
Negative Covenants

Until the principal of and interest on each Loan and all fees, expenses and other amounts payable under any Loan Document (other than contingent amounts not yet due) shall have been paid in full, the Borrower covenants and agrees with the Lenders that:
SECTION 6.01. Indebtedness.
(a) The Borrower will not permit any Subsidiary which is not a Subsidiary Guarantor to, directly or indirectly, create, incur, assume or permit to exist any Indebtedness, except:
(i) Indebtedness created under the Loan Documents;

Exhibit 10.1
(ii) Indebtedness existing on the Closing Date and set forth on Schedule 6.01 and Refinancing Indebtedness in respect thereof;
(iii) Indebtedness of any Subsidiary to the Borrower or any other Subsidiary; provided, that such Indebtedness shall not have been transferred or pledged to any other Person (other than the Borrower or any Subsidiary);
(iv) Guarantees by any Subsidiary of Indebtedness of the Borrower or any other Subsidiary; provided, that a Subsidiary shall not Guarantee Indebtedness of any other Subsidiary that it would not have been permitted to incur under this Section 6.01(a) if it were a primary obligor thereon;
(v) Indebtedness incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Finance Lease Obligations, Synthetic Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets, and Refinancing Indebtedness in respect thereof; provided, that such Indebtedness is incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement;
(vi) Indebtedness of any Person that becomes a Subsidiary (or of any Person not previously a Subsidiary that is merged or consolidated with or into a Subsidiary in a transaction permitted hereunder) after the date hereof, or Indebtedness of any Person that is assumed by any Subsidiary in connection with an acquisition of assets by such Subsidiary, and Refinancing Indebtedness in respect thereof; provided, that (A) such original Indebtedness exists at the time such Person becomes a Subsidiary (or is so merged or consolidated) or such assets are acquired and is not created in contemplation of or in connection with such Person becoming a Subsidiary (or such merger or consolidation) or such assets being acquired and (A) except as set forth in Section 6.01(b)(ii) below, neither the Borrower nor any Subsidiary (other than such Person or the Subsidiary with which such Person is merged or consolidated or that so assumes such Person’s Indebtedness) shall Guarantee or otherwise become liable for the payment of such Indebtedness;
(vii) performance bonds, bid bonds, surety bonds, appeal bonds, completion Guarantees and similar obligations, in each case, provided in the ordinary course of business or in connection with the enforcement of rights or claims of the Borrower or its Subsidiaries or in connection with judgments that do not result in a Default or an Event of Default;
(viii) Indebtedness owed to any Person providing workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance, pursuant to reimbursement or indemnification obligations to such Person, in each case, incurred in the ordinary course of business;
(ix) Indebtedness under Swap Agreements permitted under Section 6.05;
(x) Finance Lease Obligations in connection with any Sale/Leaseback Transactions provided, that the aggregate amount of Finance Lease Obligations outstanding under this clause (x) at any time, together with (A) the aggregate principal amount of unsecured Indebtedness of Subsidiaries outstanding under clause (xviii) below at such time and (B) the aggregate principal amount of Indebtedness or other obligations secured by Liens under Section 6.02(xiv) at such time, shall not exceed 15% of Consolidated Net Tangible Assets;

Exhibit 10.1
(xi) Indebtedness owed in respect of overdrafts and related liabilities arising from treasury, depository and cash management services or in connection with any automated clearinghouse transfers of funds;
(xii) Indebtedness consisting of indemnification, adjustment of purchase price, earnout or similar obligations (and Guarantees of such Indebtedness), in each case, incurred in connection with the acquisition or disposition of any business, assets or a Subsidiary of the Borrower, other than Guarantees of Indebtedness incurred or assumed by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing or otherwise in connection with such acquisition; provided, however, that in the case of any such disposition the maximum aggregate liability in respect of all such Indebtedness shall not exceed the gross proceeds, including the fair market value of non-cash proceeds (the fair market value of such non-cash proceeds being measured at the time such proceeds are received and without giving effect to any subsequent changes in value), actually received by the Borrower and its Subsidiaries in connection with such disposition;
(xiii) Guarantees by Foreign Subsidiaries of foreign third party grower obligations incurred in the ordinary course of business in an aggregate amount outstanding at any time not to exceed $500,000,000; provided, that each such Guarantee incurred by a Foreign Subsidiary shall be solely in respect of obligations of its own growers or the growers of a Subsidiary that is organized under the laws of the same nation as such Foreign Subsidiary;
(xiv) customer deposits and advance payments received in the ordinary course of business and consistent with past practices from customers for goods purchased in the ordinary course of business;
(xv) Securitization Transactions the aggregate amount of which (as determined in accordance with the second sentence of the definition of Securitization Transaction) shall not exceed $500,000,000 at any time outstanding; provided, that as of the date of the establishment of any Securitization Transaction no Default or Event of Default shall have occurred and be continuing or would result therefrom;
(xvi) Indebtedness owing by any SPE Subsidiary to the Borrower or any other Subsidiary to the extent that such intercompany Indebtedness has been incurred to finance, in part, the transfers of accounts receivable and/or payment intangibles, interests therein and/or related assets and rights to such SPE Subsidiary in connection with a Securitization Transaction permitted pursuant to clause (xv) above;
(xvii) Indebtedness of Foreign Subsidiaries not to exceed $500,000,000 at any time outstanding;
(xviii) other unsecured Indebtedness; provided, that the aggregate principal amount of unsecured Indebtedness of Subsidiaries that are not Subsidiary Guarantors outstanding under this clause (xviii) at any time, together with (A) the aggregate amount of Finance Lease Obligations outstanding under clause (x) above at such time and (B) the aggregate principal amount of Indebtedness or other obligations secured by Liens under Section 6.02(xiv) at such time, shall not exceed 15% of Consolidated Net Tangible Assets;
(xix) Indebtedness of Subsidiaries secured by Liens permitted under Section 6.02(xiv); and

Exhibit 10.1
(xx) Indebtedness of the Borrower or any of its Subsidiaries, the proceeds of which constitute COVID-19 Relief Funds.
(b) Notwithstanding any provision of clause (a) of this Section, no Subsidiary shall be liable for any Material Indebtedness of the Borrower, under any Guarantee or otherwise, unless it shall also Guarantee the Obligations pursuant to a Guarantee Agreement.
SECTION 6.02. Liens. The Borrower will not, nor will it permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any asset now owned or hereafter acquired by it, except:
(i) Liens created under the Loan Documents;
(ii) Permitted Encumbrances;
(iii) any Lien on any asset of the Borrower or any Subsidiary existing on the Closing Date and set forth on Schedule 6.02 (including any Lien that attaches by law to the proceeds thereof); provided, that (A) such Lien shall not apply to any other property or asset of the Borrower or any Subsidiary and (A) such Lien shall secure only those obligations that it secures on the Closing Date or, with respect to any such obligations that shall have been extended, renewed or refinanced in accordance with Section 6.01, Refinancing Indebtedness in respect thereof;
(iv) (A) any Lien existing on any asset, including any Lien that attaches by law to the proceeds thereof, prior to the acquisition thereof by the Borrower or any Subsidiary or (B) any Lien existing on any asset, including any Lien that attaches by law to the proceeds thereof, of any Person that becomes a Subsidiary or is merged or consolidated with the Borrower or any Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary or is so merged or consolidated securing Indebtedness permitted under Section 6.01(a)(vi); provided, in each case, that (A) such Lien is not created in contemplation of or in connection with such acquisition, merger or consolidation or such Person becoming a Subsidiary, as the case may be, (A) such Lien shall not apply to any other asset of the Borrower or any Subsidiary and (A) such Lien shall secure only those obligations that it secures on the date of such acquisition, merger or consolidation or the date such Person becomes a Subsidiary, as the case may be, or, with respect to any such obligations that shall have been extended, renewed or refinanced in accordance with Section 6.01, Refinancing Indebtedness in respect thereof;
(v) Liens on fixed or capital assets acquired, constructed or improved by the Borrower or any Subsidiary, including any Lien that attaches by law to the proceeds thereof; provided, that (A) such Liens secure only Indebtedness incurred to finance the acquisition, construction or improvement of such assets, and Refinancing Indebtedness in respect thereof, (A) such Liens and the original Indebtedness secured thereby are incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement, (A) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets and any financing costs associated therewith and (A) such Liens shall not apply to any other property or asset of the Borrower or any Subsidiary;
(vi) in connection with the sale or transfer of all the Equity Interests in a Subsidiary in a transaction permitted under Section 6.03, customary rights and restrictions contained in agreements relating to such sale or transfer pending the completion thereof;

Exhibit 10.1
(vii) in the case of any Subsidiary that is not a wholly-owned Subsidiary, any put and call arrangements, drag-along and tag-along rights and obligations, and transfer restrictions related to its Equity Interests set forth in its organizational documents or any related joint venture or similar agreement;
(viii) any Lien on assets of any Foreign Subsidiary; provided, that such Lien shall secure only Indebtedness or other obligations of such Foreign Subsidiary, or any other Foreign Subsidiary organized under the laws of the same nation as such Foreign Subsidiary, permitted hereunder;
(ix) reservations, limitations, provisos and conditions expressed in any original grant from any federal Canadian Governmental Authority (in the case of Subsidiaries organized under the laws of Canada);
(x) Liens arising under operating leases which are subject to the Personal Property Security Act (Alberta);
(xi) Liens arising out of any Sale/Leaseback Transactions by Subsidiaries permitted under Section 6.01(a)(x);
(xii) Liens on cash, cash equivalents or marketable securities of the Borrower or any Subsidiary securing obligations of the Borrower or any Subsidiary under Swap Agreements permitted under Section 6.05;
(xiii) sales or other transfers of accounts receivable, payment intangibles and related assets pursuant to, and Liens existing or deemed to exist in connection with, Securitization Transactions permitted under Section 6.01(a)(xv);
(xiv) other Liens on assets securing Indebtedness or other obligations in an aggregate principal amount not to exceed, together with (A) the aggregate amount of Finance Lease Obligations outstanding under Section 6.01(a)(x) at such time and (B) the aggregate principal amount of unsecured Indebtedness of Subsidiaries outstanding under Section 6.01(a)(xviii) at such time, 15% of Consolidated Net Tangible Assets; and
(xv) Liens arising out of Indebtedness permitted under Section 6.01(a)(xx).

Exhibit 10.1
SECTION 6.03. Fundamental Changes; Business Activities.
(a) The Borrower will not, nor will it permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve (or enter into any transaction pursuant to Section 18-217 of the Delaware Limited Liability Company Act), except that, if at the time thereof and immediately after giving effect thereto no Event of Default shall have occurred and be continuing, (i) any Subsidiary may merge into or consolidate with another Subsidiary, provided, that (A) in the case of any such merger or consolidation involving the Borrower, the Borrower shall be the surviving or continuing Person and (B) in the case of any such merger or consolidation involving a Subsidiary Guarantor, the surviving or continuing Person shall be a Subsidiary Guarantor or the Borrower, (ii) any Person acquired in a transaction not otherwise prohibited by this Agreement may merge into or consolidate with (x) any Subsidiary in a transaction in which the surviving or continuing Person is a Subsidiary and (y) the Borrower in a transaction in which the surviving or continuing Person is the Borrower, (iii) any Subsidiary may merge into or consolidate with any Person in a transaction not prohibited by Section 6.03(b) had such merger or consolidation been structured as an asset sale in which the surviving or continuing Person is not a Subsidiary, (iv) any Subsidiary may merge into or consolidate with the Borrower in a transaction in which the surviving or continuing Person is the Borrower and (v) any Subsidiary (other than the Borrower) may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders.
(b) The Borrower will not sell, lease, license or otherwise transfer, in one transaction or in a series of transactions (including pursuant to Section 18-217 of the Delaware Limited Liability Company Act), all or substantially all of the assets of the Borrower and its Subsidiaries taken as a whole, in each case, whether now owned or hereafter acquired (it being understood that nothing in this clause (b) shall limit any such transfers between or among the Borrower and its Subsidiaries).
(c) The Borrower will not, nor will it permit any Subsidiary to, engage, to any material extent, in any business other than (i) the production, marketing and distribution of food products, any related food or agricultural products, processes or business, the production, marketing and distribution of renewable fuels, neutraceuticals, biotech products and other renewable products (or by-products), any other business in which the Borrower or any Subsidiary was engaged on the Closing Date, and any business related, ancillary or complementary to the foregoing, (i) transfers to and agreements with SPE Subsidiaries relating to Securitization Transactions and (i) in the case of SPE Subsidiaries, Securitization Transactions and transactions incidental or related thereto.
SECTION 6.04. [Reserved].
SECTION 6.05. Swap Agreements. The Borrower will not, nor will it permit any Subsidiary to, enter into any Swap Agreement, except (a) Swap Agreements entered into to hedge or mitigate risks to which the Borrower or a Subsidiary has actual exposure, (a) Swap Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability, Indebtedness or investment of the Borrower or any Subsidiary and (a) Swap Agreements, the proceeds of which constitute COVID-19 Relief Funds or entered into under a program created for the purposes of providing COVID-19 Relief Funds; provided, that the Borrower may enter into put and call option agreements in order effectively to fix price ranges for the purchases of shares of the Borrower’s capital stock to be made pursuant to share repurchase programs approved by its board of directors.

Exhibit 10.1
SECTION 6.06. Transactions with Affiliates. The Borrower will not, nor will it permit any Subsidiary to, sell, lease, license or otherwise transfer any assets to, or purchase, lease, license or otherwise acquire any assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) transactions in the ordinary course of business that are at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, (a) transactions between or among the Borrower and its Subsidiaries not involving any other Affiliate, (a) any Restricted Payment or (a) compensation and indemnification of, and other employment arrangements with, directors, officers and employees of the Borrower or such Subsidiary entered in the ordinary course of business.
SECTION 6.07. Interest Expense Coverage Ratio. The Borrower will not permit the ratio of (i) Consolidated EBITDA to (i) Consolidated Cash Interest Expense for any period of four consecutive fiscal quarters to be less than 3.50 to 1.00.
SECTION 6.08. Debt to Capitalization Ratio. The Borrower will not permit the Debt to Capitalization Ratio to be more than 0.60 to 1.00 as of the last day of any fiscal quarter; provided that upon the consummation of any Material Acquisition that involves aggregate consideration (determined as set forth in the definition of such term) of at least $1,000,000,000 and the written election of the Borrower to the Administrative Agent (which shall promptly notify the Lenders), the maximum permitted Debt to Capitalization Ratio set forth above shall increase to 0.65 to 1.00 with respect to the last day the fiscal quarter during which such Material Acquisition shall have been consummated and the last day of each of the immediately following three consecutive fiscal quarters; provided, however, that, following the making of any election with respect to any such Material Acquisition, the Borrower shall not be permitted to make another such election until and unless, after the last day of the fiscal quarter in which such Material Acquisition shall have been consummated, there shall have been at least two consecutive fiscal quarters as of the last day of which the Debt to Capitalization Ratio shall have been no more than 0.60 to 1.00.
ARTICLE VII
Events of Default

If any of the following events (any such event, an “Event of Default”) shall occur:
(a) the Borrower shall fail to pay any principal of any Loan when and as the same shall become due and payable;
(b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under any Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five Business Days or more;
(c) any representation, warranty or statement made or deemed made by or on behalf of any Loan Party in or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder, shall prove to have been incorrect in any material respect (or, in the case of any representation, warranty or statement qualified by materiality, in any respect) when made or deemed made;

Exhibit 10.1
(d) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02(a), 5.03 (with respect to any Loan Party’s existence), 5.08 or Article VI of this Agreement;
(e) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in clauses (a), (b) or (d) of this Article), and, except as otherwise provided in such Loan Document, such failure shall continue unremedied for a period of 30 days after notice thereof from any Lender or the Administrative Agent to the Borrower;
(f) the Borrower or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness when and as the same shall become due and payable (or, if any grace periods shall be applicable, after the expiration of such grace periods);
(g) any default or other event or condition occurs (including the triggering of any change in control or similar event with respect to the Borrower) that results in any Material Indebtedness becoming due prior to its scheduled maturity or the effect of which default or other event or condition is to cause, or to permit the holder or holders of any Material Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause such Indebtedness to become due prior to its scheduled maturity or to require, with the giving of notice if required, any Material Indebtedness to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), prior to its stated maturity; provided, that this clause (g) shall not apply to (i) secured Indebtedness that becomes due as a result of the sale, transfer or other disposition (including as a result of a casualty or condemnation event) of the property or assets securing such Indebtedness (to the extent such sale, transfer or other disposition is not prohibited under this Agreement) or (ii) any Indebtedness that becomes due as a result of a voluntary prepayment, repurchase, redemption or defeasance thereof, or any refinancing thereof; or there shall occur any event that constitutes a default, amortization event, event of termination or similar event under or in connection with any Securitization Transaction the obligations in respect of which constitute Material Indebtedness, or the Borrower or any Subsidiary shall fail to observe or perform any term, covenant, condition or agreement contained in or arising under any such Securitization Transaction, if, as a result of such event or failure, the lenders or purchasers thereunder or any agent acting on their behalf shall cause or be permitted to cause (with or without the giving of notice, the lapse of time or both) such Securitization Transaction or the commitments of the lenders or purchasers thereunder to terminate or cease to be fully available;
(h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) bankruptcy, liquidation, winding up, dissolution, reorganization, examination, suspension of general operations or other relief in respect of a Loan Party or any Material Subsidiary or its debts, or of a substantial part of their assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (i) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for a Loan Party or any Material Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed or unstayed for 90 days or more or an order or decree approving or ordering any of the foregoing shall be entered;

Exhibit 10.1
(i) any Loan Party or any Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation (other than any liquidation of a Subsidiary permitted under Section 6.03(a)(v)), reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (i) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (i) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Loan Party or any Material Subsidiary or for a substantial part of its assets, (i) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (i) make a general assignment for the benefit of creditors or (i) take any action for the purpose of effecting any of the foregoing;
(j) any Loan Party or any Material Subsidiary shall become unable, shall admit in writing its inability or shall fail generally to pay its debts as they become due;
(k) one or more judgments for the payment of money in an aggregate amount in excess of $150,000,000 shall be rendered against any Loan Party, any Subsidiary or any combination thereof and the same shall remain unpaid or undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed (unless, in the case of any judgment rendered by a court outside the United States, the applicable Loan Party or Subsidiary shall have appealed such judgment in accordance with applicable law and is prosecuting such appeal in good faith), or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of any Loan Party or any Subsidiary to enforce any such judgment; provided, that this clause (k) shall not apply to the Philippines NLRC Award to the extent that the aggregate damages or other amounts awarded against the Borrower and its Subsidiaries with respect thereto do not exceed $400,000,000 or the equivalent thereof in any other currency;
(l) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, is reasonably likely to have a Material Adverse Effect;
(m) a Change in Control shall occur; or
(n) any Guarantee Agreement shall fail to remain in full force or effect or any action shall be taken by any Loan Party to discontinue or to assert the invalidity or unenforceability of such Guarantee Agreement, or any Loan Party shall deny that it has any further liability under such Guarantee Agreement to which it is a party, or shall give notice to such effect,

Exhibit 10.1
then, and in every such event (other than an event with respect to the Borrower described in clauses (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Loan Parties, declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Loan Parties accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Loan Parties; provided, that, that in case of any event with respect to the Borrower described in clauses (h) or (i) of this Article, the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Loan Parties accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Loan Parties. Upon the occurrence and continuance of any Event of Default, the Administrative Agent may, and at the request of the Required Lenders shall, exercise any rights and remedies provided to the Administrative Agent under the Loan Documents or at law or equity, including all remedies provided under the UCC.

Exhibit 10.1
ARTICLE VIII
The Administrative Agent

Each of the Lenders hereby irrevocably appoints the Administrative Agent as its agent hereunder and under the Loan Documents, and authorizes the Administrative Agent to take such actions on its behalf, including execution of the other Loan Documents, and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto. Except solely to the extent of the Borrower’s rights to consent to an appointment of a successor Administrative Agent pursuant to and subject to the conditions set forth in this Article, the provisions of this Article are solely for the benefit of the Administrative Agent and the Lenders, and the Borrower shall not have rights as third party beneficiaries of any of such provisions.
The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Loan Parties or any Subsidiary of a Loan Party or other Affiliate thereof as if it were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

Exhibit 10.1
The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing (and it is understood and agreed that the use of the term “agent” (or any other similar term) herein or in any other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law, and that such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties), (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary or believed by the Administrative Agent in good faith to be necessary under the circumstances as provided in Section 9.02) provided that the Administrative Agent shall not be required to take any action that, in its opinion, could expose it to liability or be contrary to any Loan Document or applicable law, and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Loan Party or any of its Subsidiaries or other Affiliates that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or believed by the Administrative Agent to be necessary, under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or willful misconduct (such absence to be presumed unless otherwise determined by a court of competent jurisdiction by a final and nonappealable judgment). The Administrative Agent shall not be deemed to have knowledge of any Default unless and until written notice thereof (stating that it is a “notice of default”) is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or in connection with any Loan Document, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document or the occurrence of any Default, (iv) the sufficiency, validity, enforceability, effectiveness, genuineness or accuracy of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent or satisfaction of any condition that expressly refers to the matters described therein as being acceptable or satisfactory to the Administrative Agent.

Exhibit 10.1
The Administrative Agent shall be entitled to rely, and shall not incur any liability for relying, upon any representation, notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed or sent or otherwise authenticated by the proper Person (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the signatory, sender or authenticator thereof). The Administrative Agent also may rely, and shall not incur any liability for relying, upon any statement made to it orally or by telephone and believed by it to be made by the proper Person (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof), and may act upon any such statement prior to receipt of written confirmation thereof. The Administrative Agent may consult with legal counsel (who may be counsel for the Loan Parties), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts, other than to the extent a court of competent jurisdiction determines by final and nonappealable judgment liability that the Administrative Agent acted with gross negligence or willful misconduct.
The Administrative Agent may perform any and all its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.
In determining compliance with any condition hereunder to the making of a Loan, that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender sufficiently in advance to the making of such Loan.

Exhibit 10.1
Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time upon notice to the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right, with the consent of the Borrower (such consent not to be unreasonably withheld or delayed) in the absence of a continuing Event of Default, to appoint a successor. If no successor shall have been so appointed by the Borrower and the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent that shall be a commercial bank with an office in New York, New York, or an Affiliate of any such commercial bank, in either case acceptable to the Borrower in the absence of a continuing Event of Default (such acceptance not to be unreasonably withheld or delayed). Upon the acceptance of its appointment as the Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges, obligations and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from all its duties and obligations under the Loan Documents. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed in writing between the Borrower and such successor. After the Administrative Agent’s resignation hereunder, the provisions of this Article and Section 9.03, as well as any exculpatory, reimbursement and indemnification provisions set forth in any other Loan Document shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.
Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, the Arrangers or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Arrangers or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or related agreement or any document furnished hereunder or thereunder.
In case of the pendency of any proceeding with respect to any Loan Party under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:
(a)   to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim under Sections 2.12, 2.13, 2.15, 2.16, 2.17 and 9.03) allowed in such judicial proceeding; and
(b)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

Exhibit 10.1
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due to it, in its capacity as the Administrative Agent, under the Loan Documents (including under Section 9.03).
Notwithstanding anything herein to the contrary, (i) neither Arranger shall have any duties or obligations under this Agreement or any other Loan Document (except in its capacity, as applicable, as a Lender), but all such Persons shall have the benefit of the indemnities provided for hereunder, and (ii) each Loan Party agrees not to make, and hereby waives, any claims based on any alleged fiduciary duty on the part of the Administrative Agent or the Arrangers.
Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:
(i) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans or this Agreement,
(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans and this Agreement,
(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84- 14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans and this Agreement, or
(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

Exhibit 10.1
(c) In addition, unless either (1) sub-clause (i) in the immediately preceding paragraph is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding paragraph, such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).
ARTICLE IX
Miscellaneous
SECTION 9.01. Notices.
(a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to clause (b) of this Section), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or by other electronic transmission, as follows:
(i) if to any Loan Party, to the Borrower at:
2200 W. Don Tyson Parkway
Springdale, Arkansas 72762
Attention: Curt Calaway
Facsimile No.: (479) 203-4566
Email: curt.calaway@tyson.com

with a copy to:
2200 W. Don Tyson Parkway
Springdale, Arkansas 72762
Attention: Amy Tu
Facsimile No.: (479) 290-4028
Email: amy.tu@tyson.com

(ii) if to MSSF, in its capacity as Administrative Agent, to:
Morgan Stanley Senior Funding, Inc.
1300 Thames Street
Thames Street Wharf, 4th Floor
Baltimore, MD 21231
Attention: Morgan Stanley Agency Team
Email: AGENCY.BORROWERS@morganstanley.com; and

(iii) if to any other Lender, to it at its address or facsimile number set forth in its Administrative Questionnaire.

Exhibit 10.1
All such notices and other communications (i) sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received or (ii) sent by facsimile or by other electronic transmission shall be deemed to have been given when confirmed by telephone, facsimile or email; provided, that if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient.
(b) Any party hereto may change its address, facsimile number or email for notices and other communications hereunder by notice to the other parties hereto (or, in the case of such change by a Lender, by notice to the Borrower and the Administrative Agent). Notices and other communications to the Lenders hereunder may also be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided, that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower (on behalf of itself and the other Loan Parties) may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided, that approval of such procedures may be limited to particular notices or communications. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.
(c) The Loan Parties agree that the Administrative Agent may, but shall not be obligated to, make any Communication by posting such Communication on Debt Domain, Intralinks, Syndtrak or a similar electronic transmission system (the “Platform”). The Platform is provided “as is” and “as available”. Neither the Administrative Agent nor any of its Related Parties warrants, or shall be deemed to warrant, the adequacy of the Platform and each expressly disclaims liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made, or shall be deemed to be made, by the Administrative Agent or any of its Related Parties in connection with the Communications or the Platform. In no event shall the Administrative Agent or any of its Related Parties have any liability to the Loan Parties, any Lender or any other Person for damages of any kind, including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of any Loan Party’s or the Administrative Agent’s transmission of Communications through the Platform, it being understood that nothing in this sentence shall relieve the Administrative Agent from its agreements set forth in Section 9.12.

Exhibit 10.1
SECTION 9.02. Waivers; Amendments.
(a) No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder and under any other Loan Document are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by clause (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default at the time. No notice to or demand on the Borrower or any Loan Party in any case shall entitle the Borrower or any Loan Party to any other or further notice or demand in similar or other circumstances.
(b) Except as provided in Sections 2.14(b) and 2.20, none of this Agreement, any other Loan Document or any provision hereof or thereof may be waived, amended or modified, except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties that are parties thereto, in each case, with the consent of the Required Lenders; provided, that no such agreement shall (i) increase the Commitment of any Lender without the written consent of each Lender affected thereby, (i) reduce the principal amount of any Loan or reduce the rate of interest thereon (other than the default rate of interest set forth in Section 2.13(c) and except as provided in the final sentence of the definition of Applicable Rate), or reduce or forgive any fees payable hereunder, without the written consent of each Lender affected thereby, (i) postpone the scheduled maturity date of any Loan or any date for the payment of any interest or fees payable hereunder, or reduce or forgive the amount of, waive or excuse any such payment (other than the default rate of interest set forth in Section 2.13(c) and except as provided in the final sentence of the definition of Applicable Rate), or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (i) change the order of payments specified in Section 2.18(c) or 2.18(d) or change Section 2.18(c), (e) or (f) in a manner that would alter the pro rata allocation or sharing of payments required thereby, without the written consent of each Lender affected thereby, (i) change any of the provisions of this Section or the percentage set forth in the definition of “Required Lenders” or any other provision of any Loan Document specifying the number or percentage of Lenders required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender (it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the Commitments), or (i) except as otherwise expressly permitted hereunder, permit any Loan Party to assign its rights hereunder, release any Loan Party from its Guarantee under any Guarantee Agreement (except as expressly provided in such Guarantee Agreement or this Agreement) or limit its liability in respect of such Guarantee without the written consent of each Lender; provided, further, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent without the prior written consent of the Administrative Agent.

Exhibit 10.1
(c) In connection with any proposed amendment, modification, waiver or termination (a “Proposed Change”) requiring the consent of each Lender or each affected Lender, if the consent of Required Lenders shall be obtained, but the consent to such Proposed Change of other Lenders whose consent is required shall not be obtained (any such Lender whose consent is necessary but has not been obtained being referred to as a “Non-Consenting Lender”), then the Borrower may, at its sole expense and effort, upon notice to any such Non-Consenting Lender and the Administrative Agent, require such Non-Consenting Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights (other than its existing rights to payments pursuant to Section 2.15 or 2.17) and obligations under this Agreement to an assignee acceptable to the Borrower that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided, that (i) the Borrower shall have received the prior written consent to such assignment of the Administrative Agent, which consent shall not unreasonably be withheld or delayed, (i) after giving effect to such assignment (and any simultaneous assignments by other Non-Consenting Lenders), sufficient consents shall have been obtained to effect such Proposed Change, (i) such Non-Consenting Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Loan Parties (in the case of all other amounts), (i) such assignment does not conflict with applicable law and (v) the Loan Parties or such assignee shall have paid to the Administrative Agent the processing and recordation fee specified in Section 9.04(b). A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply. Each party hereto agrees that an assignment and delegation required pursuant to this Section 2.19(b) may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Administrative Agent and the assignee (subject to the consents required as set forth above) and that the Lender required to make such assignment and delegation need not be a party thereto.
(d) Notwithstanding anything to the contrary in this Section 9.02, if the Administrative Agent and the Borrower have jointly identified any ambiguity, mistake, defect, inconsistency, obvious error or any error or omission of a technical nature or any necessary or desirable technical change, in each case, in any provision of the Loan Documents, then the Administrative Agent and the Borrower shall be permitted to amend such provision solely to address such matter as reasonably determined by them acting jointly if such amendment is not objected to in writing by the Required Lenders to the Administrative Agent within five (5) Business Days following receipt of a copy thereof by the Lenders.
(e) The Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, waivers or other modifications on behalf of such Lender. Any amendment, waiver or other modification effected in accordance with this Section 9.02 shall be binding upon each Person that is at the time thereof a Lender and each Person that subsequently becomes a Lender.

Exhibit 10.1
SECTION 9.03. Expenses; Indemnity; Damage Waiver.
(a) The Borrower shall pay within 30 days after receipt of a reasonably detailed, written invoice therefor, together with documentation supporting such reimbursement requests, (i) all reasonable and documented out-of-pocket expenses (including expenses incurred in connection with due diligence) incurred by the Administrative Agent, the Arrangers and their respective Affiliates (but limited, in the case of legal fees and expenses, to the reasonable fees, disbursements and other charges of a single counsel selected by the Administrative Agent for all such Persons, taken as a whole (and, if reasonably necessary, one local counsel for each relevant jurisdiction for all such Persons, taken as a whole, as the Administrative Agent may deem appropriate in its good faith judgment)), in connection with the syndication of the credit facilities provided for herein, the preparation, execution, delivery and administration of the Loan Documents or any amendments, modifications or waivers of the provisions of the Loan Documents (whether or not the transactions contemplated hereby or thereby shall be consummated), and (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent or any Lender (but limited, in the case of legal fees and expenses, and without duplication of such legal fees and expenses that are reimbursed pursuant to clause (a)(i) above, to the reasonable fees, disbursements and other charges of (A) a single counsel selected by the Administrative Agent (and, if reasonably necessary, one local counsel for each relevant jurisdiction for all such Persons, taken as a whole, as the Administrative Agent may deem appropriate in its good faith judgment), and (B) solely in the case of a potential or actual conflict of interest, one additional counsel to all affected Persons, taken as a whole (and, if reasonably necessary, one additional local counsel for each relevant jurisdiction for all such Persons, taken as a whole, as the Administrative Agent may deem appropriate in its good faith judgment)), in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made hereunder, including all such reasonable and documented out-of-pocket expenses incurred during any workout or restructuring (and related negotiations) in respect of such Loans.

Exhibit 10.1
(b) The Borrower shall indemnify the Administrative Agent, each Arranger and each Lender and their Affiliates and the respective Related Parties of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (provided, that in the case of legal fees and expenses, the Borrower shall only be responsible for the reasonable and documented fees, disbursements and other charges of (i) a single counsel selected by the Administrative Agent for all such Indemnitees, taken as a whole (and, if reasonably necessary, one local counsel for each relevant jurisdiction for all such Indemnitees, taken as a whole, as the Administrative Agent may deem appropriate in its good faith judgment), and (i) solely in the case of a potential or actual conflict of interest, one additional counsel to all affected Indemnitees, taken as a whole (and, if reasonably necessary, one additional local counsel for each relevant jurisdiction for all such Indemnitees, taken as a whole, as the Administrative Agent may deem appropriate in its good faith judgment)), incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of the Loan Documents or any other agreement or instrument contemplated thereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated thereby, (ii) any Loan or the use of the proceeds therefrom, or (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing (a “Proceeding”), whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower, any Subsidiary, any of their respective affiliates equityholders, securityholders or creditors or any other person and regardless of whether any Indemnitee is a party thereto; provided, that such indemnity shall not, as to any Indemnitee, be available to the extent that (x) such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the bad faith, gross negligence or willful misconduct of, or material breach of this Agreement by, such Indemnitee (or such Indemnitee’s Related Parties), (y) the Administrative Agent, the Arrangers or the Lenders have been indemnified under another provision of the Loan Documents or (z) such losses, claims, damages, liabilities or related expenses relate to disputes solely among the Indemnitees that are not arising out of any act or omission by the Borrower or any Affiliate of the Borrower, other than claims against the Administrative Agent, either Arranger or any other titled Person under this Agreement in its capacity or in fulfilling its role as such. This Section 9.03(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, liability or expenses arising from any non-Tax claim. All amounts due under this Section 9.03(b) shall be payable by the Borrower within 30 days (x) after written demand therefor, in the case of any indemnification claim and (y) after receipt of a reasonable detailed, written invoice therefor, together with documentation supporting such reimbursement requests, in the case of reimbursement of costs and expenses.
(c) To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent (or any sub-agent thereof), under clauses (a) or (b) of this Section and without limiting the Borrower’s obligation to do so, each Lender severally agrees to pay to the Administrative Agent such Lender’s ratable share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided, that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any sub-agent thereof) in its capacity as such or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) in connection with such capacity. The obligations of the Lenders under this clause (c) are subject to the last sentence of Section 2.02(a) (which shall apply mutatis mutandis to the Lenders’ obligations under this clause (c)).

Exhibit 10.1
(d) To the fullest extent permitted by applicable law, (i) no party shall assert, and each party hereby waives, any claim against any other party, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or the use of the proceeds thereof; provided, that nothing in this clause (i) shall limit the indemnification obligations of the Borrower under this Section 9.03 or elsewhere in this Agreement or any other Loan Document to the extent such special, indirect, consequential or punitive damages are included in any claim in connection with which such Indemnitee is entitled to indemnification hereunder, and (i) no party shall be liable for any damages arising from the use by unintended recipients of information or other materials obtained through electronic, telecommunications or other information transmission systems unless such damages are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the bad faith, gross negligence or willful misconduct of, or material breach of this Agreement by, such party.
(e) Notwithstanding anything to the contrary contained in this Agreement, the Borrower shall not be liable for any settlement of any Proceeding effectuated without the Borrower’s prior written consent (such consent not to be unreasonably withheld or delayed), but, if settled with the Borrower’s written consent, or if there is a final judgment by a court of competent jurisdiction against an Indemnitee in any such Proceeding for which the Borrower is required to indemnify such Indemnitee pursuant to this Section 9.03 or elsewhere in this Agreement or any other Loan Document, the Borrower agrees to indemnify and hold harmless each Indemnitee from and against any and all losses, claims, damages, liabilities and related expenses by reason of such settlement or judgment in accordance with this Section 9.03. The Borrower shall not, without the prior written consent of the affected Indemnitee (which consent shall not be unreasonably withheld or delayed), settle, compromise, consent to the entry of any judgment in or otherwise seek to terminate any Proceeding in respect of which indemnification may be sought hereunder unless such settlement, compromise, consent or termination (i) includes an unconditional release of each Indemnitee from all liability arising out of such Proceeding and (i) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of such Indemnitee. Notwithstanding the above in this Section 9.03, each Indemnitee shall be obligated to refund or return any and all amounts paid by the Borrower under this Section 9.03 to such Indemnitee for any losses, claims, damages, liabilities or related expenses to the extent such Indemnitee is not entitled to payment of such amounts in accordance with the terms hereof.
(f) All amounts due under this Section 9.03 shall be payable within 30 Business Days after written demand therefor.
SECTION 9.04. Successors and Assigns.
(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (i) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including, Participants (to the extent provided in clause (c) of this Section) and to the extent expressly contemplated hereby, the sub-agents of the Administrative Agent and the Related Parties of the Administrative Agent, and the Lenders)) any legal or equitable right, remedy or claim under or by reason of this Agreement.

Exhibit 10.1
(b) (i) Subject to the conditions set forth in clause (b)(ii) below, any Lender may assign to one or more assignees (other than the Borrower, its affiliates, any natural Person or any Competitor; provided, that the list of Competitors (other than any reasonably identifiable Affiliate) included in the definition of “Competitors” is permitted to be made available to any Lender who specifically requests a copy thereof) all or a portion of its rights and obligations under this Agreement (including all or a portion of the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of: (A) the Borrower; provided, that no consent of the Borrower shall be required for an assignment to (I) a Lender, an Affiliate of a Lender or an Approved Fund or (II) any other assignee if an Event of Default has occurred and is continuing (it being agreed that, following such assignment, the Borrower shall be promptly notified thereof by the Administrative Agent); provided, further, that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within 10 Business Days after having received written notice thereof; and (A) the Administrative Agent; provided, that no consent of the Administrative Agent shall be required for an assignment to a Lender, an Affiliate of a Lender or an Approved Fund. Notwithstanding the foregoing, any Person that is a Fee Receiver but not a Permitted Fee Receiver shall not be an assignee without the written consent of the Borrower and the Administrative Agent (whether or not an Event of Default has occurred) (which consent may be withheld in the Borrower’s and the Administrative Agent’s sole discretion).
(ii) Assignments shall be subject to the following additional conditions: (A) except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Loans, the amount of the Loans of the assigning Lender subject to each such assignment (determined as of the trade date specified in the Assignment and Assumption with respect to such assignment or, if no date is so specified, as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000, unless each of the Borrower and the Administrative Agent shall otherwise consent (such consent not to be unreasonably withheld or delayed); provided, that (x) no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing and (y) the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within 10 Business Days after having received written notice thereof; (A) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement; (A) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption (or an agreement incorporating by reference a form of Assignment and Assumption posted on the Platform) (which shall contain, without limitation, a representation and warranty from the assignee that such assignee is not a Competitor), together with a processing and recordation fee of $3,500; provided, that assignments made pursuant to Section 2.19(b) or 9.02(c) shall not require the signature of the assigning Lender to become effective; and (A) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent any Tax forms required by Section 2.17(f) and an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Loan Parties and their Affiliates or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws. Notwithstanding anything to the contrary contained in this Agreement, the Administrative Agent (x) shall not have any responsibility or obligation to determine whether any Lender or potential Lender is a Competitor and (y) shall not have any liability with respect to any assignment or participation made to a Person that is a Competitor.

Exhibit 10.1
(iii) Subject to acceptance and recording thereof pursuant to clause (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with clause (c) of this Section.
(iv) The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and, as to entries pertaining to it, each Lender, at any reasonable time and from time to time upon reasonable prior notice.
(v) Upon its receipt of a duly completed Assignment and Assumption (or an agreement incorporating by reference a form of Assignment and Assumption posted on the Platform) executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire and any Tax forms required by Section 2.17(f) (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in clause (b) of this Section and any written consent to such assignment required by clause (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this clause.
(c) (i) Any Lender may, without the consent of the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrower or any of its Affiliates or any Person that would be a Fee Receiver but not a Permitted Fee Receiver, unless such Fee Receiver receives written consent of the Borrower and the Administrative Agent (which consent may be withheld in the Borrower’s and the Administrative Agent’s sole discretion) or any Competitor; provided, that the list of Competitors (other than any reasonably identifiable Affiliate) included in the definition of “Competitors” is permitted to be made available to any Lender who specifically requests a copy thereof) (such Person, a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of the Loans owing to it); provided, that (A) such Lender’s obligations under this Agreement shall remain unchanged, (A) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (A) such participation shall not increase the obligations of any Loan Party under any Loan Document, except as contemplated below, and (A) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.

Exhibit 10.1
(ii) For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 2.17(d) with respect to any payments made by such Lender to its Participant(s).
(iii) Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents; provided, that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. Subject to clauses (c)(iii) and (v) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 (subject to the requirements and limitations therein, including the requirements under Section 2.17(f) (it being understood that the documentation required under Section 2.17(f) shall be delivered to the participating Lender)) to the same extent (but no greater than) as if it were a Lender and had acquired its interest by assignment pursuant to clause (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender; provided, that such Participant shall be subject to Sections 2.18(f) and 2.19 as though it were a Lender.
(iv) Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided, that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans or its other obligations under any Loan Document) except to the extent that such disclosure is necessary to establish that such Commitment, Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(v) A Participant shall not be entitled to receive any greater payment under Section 2.15, 2.16, 2.17 or 9.08 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent; provided, that the Participant shall be subject to the provisions of Sections 2.18 and 2.19 as if it were an assignee under clause (b).

Exhibit 10.1
(vi) Notwithstanding anything in this paragraph to the contrary, any bank that is a member of the Farm Credit System that (a) has purchased a participation in the minimum amount of $7,000,000 on or after the Closing Date, (b) is, by written notice to the Borrower and the Administrative Agent (“Voting Participant Notification”), designated by the selling Lender as being entitled to be accorded the rights of a Voting Participant hereunder (any bank that is a member of the Farm Credit System so designated being called a “Voting Participant”) and (c) receives the prior written consent of the Borrower and the Administrative Agent to become a Voting Participant, shall be entitled to vote (and the voting rights of the selling Lender shall be correspondingly reduced), on a dollar for dollar basis, as if such participant were a Lender, on any matter requiring or allowing a Lender to provide or withhold its consent, or to otherwise vote on any proposed action. To be effective, each Voting Participant Notification shall, with respect to any Voting Participant, (i) state the full name, as well as all contact information required of an Assignee as set forth in Exhibit A hereto and (ii) state the dollar amount of the participation purchased. The Borrower and the Administrative Agent shall be entitled to conclusively rely on information contained in notices delivered pursuant to this paragraph. Notwithstanding the foregoing, each bank or other lending institution that is a member of the Farm Credit System designated as a Voting Participant in Schedule 9.04(c)(vi) hereto shall be a Voting Participant without delivery of a Voting Participant Notification and without the prior written consent of the Borrowers and the Administrative Agent.
(d) Any Lender may at any time, without the consent of the Borrower or the Administrative Agent, pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any other central bank or the Farm Credit Funding Corp. or to any other entity organized under the Farm Credit Act, as amended, and this Section shall not apply to any such pledge or assignment of a security interest; provided, that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
SECTION 9.05. Survival. All covenants, agreements, representations and warranties made by the Borrower and the other Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid. The provisions of Sections 2.15, 2.16, 2.17 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof.

Exhibit 10.1
SECTION 9.06. Counterparts; Integration; Effectiveness; Electronic Execution.
(a) This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed signature page of this Agreement by facsimile or by other electronic transmission (including in “.pdf” or “.tif” format) shall be effective as delivery of a manually executed counterpart hereof. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof, including the commitments of the Lenders and, if applicable, their Affiliates under any commitment letter or commitment advices submitted by them (but do not supersede any other provisions of any such commitment letter or related fee letter that are not by the terms of such documents superseded by the terms of this Agreement upon the effectiveness of this Agreement, all of which provisions shall remain in full force and effect). This Agreement shall become effective as provided in Section 4.01, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
(b) The words “delivery”, “execute,” “execution,” “signed,” “signature,” and words of like import in any Loan Document or any other document executed in connection herewith shall be deemed to include Electronic Signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary neither the Administrative Agent nor any Lender is under any obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent or such Lender pursuant to procedures approved by it and provided further without limiting the foregoing, upon the request of any party, any electronic signature shall be promptly followed by such manually executed counterpart.
SECTION 9.07. Severability. Any provision of any Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
SECTION 9.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or any such Affiliate to or for the credit or the account of the Borrower against any of and all obligations of the Loan Parties now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under the Loan Documents and although such obligations may be unmatured or are owed to a branch or office of such Lender different from the branch or office holding such deposit or obligation. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.
SECTION 9.09. Governing Law; Jurisdiction; Venue; Consent to Service of Process.

Exhibit 10.1
(a) Governing Law. THIS AGREEMENT, AND ALL ACTIONS, CAUSES OF ACTION OR CLAIMS OF ANY KIND (WHETHER AT LAW, IN EQUITY, IN CONTRACT, IN TORT OR OTHERWISE) THAT MAY BE BASED UPON, ARISE OUT OF OR RELATED TO THIS AGREEMENT, SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.
(b) Jurisdiction. Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and the Borrower hereby irrevocably and unconditionally agrees that all claims arising out of or relating to this Agreement or any other Loan Document brought by it or any of its Affiliates shall be brought, and shall be heard and determined, exclusively in such New York State or, to the extent permitted by law, in such Federal court. Each party hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding to enforce any Guarantee or security interest against any Loan Party or any of its properties in the courts of any jurisdiction.
(c) Venue. Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in clause (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(d) Consent to Service of Process. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
SECTION 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
SECTION 9.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Exhibit 10.1
SECTION 9.12. Confidentiality.
(a) The Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep and shall keep such Information confidential and the disclosing party shall be responsible for any failure of such Persons to abide by this Section 9.12), (b) to the extent requested by any regulatory authority (including the Financial Industry Regulatory Authority and all successors thereto), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document, (f) subject to an agreement containing provisions not less restrictive than those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement (in each case, other than to any Competitor or any other prospective assignee or Participant to whom the Borrower has affirmatively declined to provide its consent (to the extent such consent is required under this Agreement) to the assignment or participation of Loans or commitments under this Agreement) or (ii) any actual or prospective counterparty (or its advisors) to any Swap Agreement relating to the Loan Parties and their obligations, (g) with the consent of the Borrower, (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent or any Lender on a non-confidential basis from a source other than a Loan Party that is not to the knowledge of the receiving party in violation of any confidentiality restrictions, (i) to the extent necessary in order to obtain CUSIP numbers with respect to the Loans, to the CUSIP Service Bureau or any similar agency and (j) in the case of information with respect to this Agreement that is of the type routinely provided by arrangers to such providers (but, in any event, excluding any fees that are not set forth in this Agreement), to data service providers, including league table providers, that serve the lending industry.. For the purposes of this Section, “Information” means all information received from a Loan Party and/or its Related Parties or representatives relating to any Loan Party, its Subsidiaries or their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a non-confidential basis prior to disclosure by any Loan Party and/or its Related Parties or representatives; provided, that, in the case of information received from the Borrower and/or its Related Parties or any Subsidiary after the Closing Date, such information is clearly identified at the time of delivery as confidential or is required to be delivered by a Loan Party hereunder. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
(b) Each Lender acknowledges that Information as defined in Section 9.12(a) furnished to it pursuant to this Agreement may include material non-public Information concerning the Loan Parties and their Affiliates or their respective securities, and confirms that it has developed compliance procedures regarding the use of material non-public Information and that it will handle such material non-public Information in accordance with those procedures, applicable law, including Federal and state securities laws, and the terms hereof.

Exhibit 10.1
(c) All information, including waivers and amendments, furnished by the Loan Parties, their Affiliates or representatives or the Administrative Agent pursuant to, or in the course of administering, this Agreement will be syndicate-level information, which may contain material non-public Information about the Loan Parties and their Related Parties or their respective securities. Accordingly, each Lender represents to the Borrower (on behalf of the Loan Parties) and the Administrative Agent that it has identified in its Administrative Questionnaire a credit contact who may receive Information that may contain material non-public Information in accordance with its compliance procedures, applicable law and the terms hereof.
SECTION 9.13. USA PATRIOT Act. Each Lender that is subject to the requirements of the Patriot Act hereby notifies the Loan Parties that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Loan Parties, which information includes the names and addresses of the Loan Parties and other information that will allow such Lender to identify the Loan Parties in accordance with the Patriot Act.
SECTION 9.14. No Fiduciary Relationship. The Loan Parties agree that in connection with all aspects of the transactions contemplated hereby and any communications in connection therewith, the Loan Parties, their Subsidiaries and their Affiliates, on the one hand, and the Administrative Agent, the Arrangers, the Lenders and their Affiliates, on the other hand, will have a business relationship that does not create, by implication or otherwise, any fiduciary duty on the part of the Administrative Agent, the Lenders or their Affiliates, and no such duty will be deemed to have arisen in connection with any such transactions or communications. The Administrative Agent, each Lender and their respective Affiliates may have economic interests that conflict with those of the Loan Parties, their stockholders and/or their Affiliates.
SECTION 9.15. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.
SECTION 9.16. Release of Guarantees.
(a) A Subsidiary Loan Party (other than the Borrower) shall be automatically released from its obligations under (x) the Loan Documents upon the consummation of any transaction permitted by this Agreement as a result of which (i) such Subsidiary Loan Party shall cease to be a Subsidiary and (i) each other Guarantee by such Subsidiary Loan Party of the Existing Credit Agreement and any Material Indebtedness of the Borrower shall be released and (y) any Guarantee Agreement to the extent provided therein.

Exhibit 10.1
(b) In connection with any termination or release pursuant to this Section, the Administrative Agent, upon receipt of any certificates or other documents reasonably requested by it to confirm compliance with this Agreement, shall promptly execute and deliver to the Borrower or the applicable Loan Party, at the Borrower’s expense, all documents that the Borrower or such Loan Party shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section 9.17 shall be without recourse to or warranty by the Administrative Agent. The Lenders hereby irrevocably authorize the Administrative Agent to take all actions specified in this Section 9.16.
SECTION 9.17. Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b) the effects of any Bail-in Action on any such liability, including, if applicable:
(i) a reduction in full or in part or cancellation of any such liability;
(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

Exhibit 10.1
IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.
TYSON FOODS, INC.,
By: /s/ Curt Calaway
Name: Curt Calaway
Title: Senior Vice President Finance and Treasurer
[SIGNATURE PAGE TO TERM LOAN AGREEMENT]
WEIL:\97423700\7\99980.0025

Exhibit 10.1
MORGAN STANLEY SENIOR FUNDING, INC.,
as Administrative Agent
By: /s/ Subhalakshmi Ghosh-Kohli
Name: Subhalakshmi Ghosh-Kohli
Title: Authorized Signatory

MORGAN STANLEY BANK, N.A.,
as a Lender
By: /s/ Subhalakshmi Ghosh-Kohli
Name: Subhalakshmi Ghosh-Kohli
Title: Authorized Signatory

[SIGNATURE PAGE TO TERM LOAN AGREEMENT]
WEIL:\97423700\7\99980.0025

Exhibit 10.1
Bank of America, N.A., as a Lender

By: /s/ Aron Frey
Name: Aron Frey
Title: Director

[SIGNATURE PAGE TO TERM LOAN AGREEMENT]
WEIL:\97423700\7\99980.0025

Exhibit 10.1
FARM CREDIT SERVICES OF WESTERN ARKANSAS, PCA
as a Lender
By:  /s/ Charlie McConnell
Name: Charlie McConnell
Title: SVP - Chief Lending Officer

[SIGNATURE PAGE TO TERM LOAN AGREEMENT]
WEIL:\97423700\7\99980.0025

Exhibit 10.1
COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH,
as a Lender
By:  /s/ Michalene Donegan
Name: Michalene Donegan
Title: Managing Director

By:  /s/ Jan Hendrik de Graaff
Name: Jan Hendrik de Graaff
Title: Managing Director

[SIGNATURE PAGE TO TERM LOAN AGREEMENT]
WEIL:\97423700\7\99980.0025

Exhibit 10.1
Royal Bank of Canada,
as a Lender
By:  /s/ John Flores
Name: John Flores
Title: Authorized Signatory
[SIGNATURE PAGE TO TERM LOAN AGREEMENT]
WEIL:\97423700\7\99980.0025